UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                    INFORMATION STATEMENT PURSUANT TO SECTION
                  14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement
|_| Confidential, for use of the Commission Only (as permitted
|_| Definitive Information Statement by Rule 14a-6(e)(2))

                             FUN CITY POPCORN, INC.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to
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calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date filed:

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                             FUN CITY POPCORN, INC.
                         C/O LEV PHARMACEUTICALS, INC.
                        122 EAST 42ND STREET, SUITE 2606
                               NEW YORK, NY 10168

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                                                January 24, 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The purpose of this information statement (the "Information Statement") is to inform the holders of record, as of the close of business on December 29, 2004 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock"), and shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of Fun City Popcorn, Inc., a Nevada corporation (the "Company"), that the holders of 58.8% of the Company's Common Stock, including shares of Common Stock issuable upon conversion of the Company's outstanding Series A Preferred Stock, voting as one class, have consented in writing as of December 29, 2004 to the following corporation actions:

      1. Approve the merger of the Company with and into Lev Pharmaceuticals, Inc., a newly formed Delaware corporation (the "Fun City Merger");

      2. Change the Company's domicile from Nevada to Delaware by means of the Fun City Merger;

      3. Increase the authorized common stock and preferred stock of the Company to 200,000,000 shares, par value $.01 per share and 20,000,000 shares, par value $.01, respectively, under the certificate of incorporation of Lev Pharmaceuticals, Inc., the surviving Delaware corporation, which will govern the Company following the Fun City Merger; and

      4. Approve an amendment to the Company's 2004 Omnibus Incentive Compensation Plan (the "Plan") which increases the maximum number of shares of common stock available for issuance under the Plan to 10,000,000 shares.

         Pursuant to the Company's certificate of designation establishing the Series A Preferred Stock, each share of the Company's issued and outstanding Series A Preferred Stock is automatically convertible into 13.940688 shares of Common Stock upon approval by the Company's stockholders of a certificate of amendment of the Company's articles of incorporation increasing the Company's authorized Common Stock to 150,000,000 shares. On all matters submitted to a vote of the holders of the Common Stock, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by the number of shares of the Common Stock each such share of the Series A Preferred Stock shall then be convertible into.

         The Company's board of directors has approved, and a total of 9 stockholders owning 3,141,309 shares of our outstanding Common Stock and 41,699,300 shares of our Common Stock issuable upon conversion of the Series A Preferred Stock as of the Record Date, or 58.8% of the Common Stock including shares of Common Stock issuable upon conversion of the Series A Preferred Stock, have consented in writing to, the actions described in this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock combined with the shares of Common Stock issuable upon conversion of the Series A Preferred Stock entitled to vote and are sufficient under the Nevada Revised Statutes and the Company's Bylaws to approve the action. Accordingly, the Company will not submit the actions to the other stockholders of the Company for a vote, and a Special Meeting of the stockholders to approve the actions described in this Information Statement is unnecessary.

          The change in domicile and increase in the authorized number of shares of common stock and preferred stock will be accomplished by means of a merger of the Company with and into Lev Pharmaceuticals, Inc., a Delaware corporation, a newly formed wholly-owned subsidiary of the Company ("New Lev"). The purpose of such a merger is to change the Company's name, change the Company's state of domicile and increase the authorized number of shares of common stock and preferred stock . The Fun City Merger will not involve any change in the business, properties, management or capital structure of the Company, except as otherwise set forth herein. The Delaware charter documents will replace the Company's current Articles of Incorporation ("Company Articles") and Bylaws ("Company Bylaws").

          The Company's board of directors has reserved the right to terminate or abandon the Fun City Merger at any time prior to its effectiveness, notwithstanding stockholder approval, if the board determines for any reason that the consummation of the Fun City Merger would be inadvisable or not in the best interests of the Company or its stockholders.

          For a summary of the principal income tax consequences of the change of domicile to United States stockholders and the Company, see "Federal Income Tax Considerations" contained in the accompanying Information Statement.

          The Information Statement provides a detailed description of the Fun City Merger and other information. The Company urges you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

          For the reasons set forth in the Information Statement, the Company's board of directors unanimously believes that the Fun City Merger is in the best interests of the Company and all of its stockholders.

         The Company is required to send this Information Statement to its stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). While you are not required to take any action in response to this Information Statement, the Company urges you to read it carefully.

         This Information Statement is first being furnished by the Company to its stockholders on or about January 24, 2005.

                        ACTIONS BY BOARD OF DIRECTORS AND
                             CONSENTING STOCKHOLDERS

GENERAL

         The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address: Fun City Popcorn, Inc., c/o Lev Pharmaceuticals, Inc., 122 East 42nd Street, Suite 2606, New York, NY 10168.

          Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

         Pursuant to the Company Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to take the actions described in this Information Statement. The Company's Articles of Incorporation do not authorize cumulative voting. As of the Record Date, the Company had 10,000,000 authorized shares of Common Stock, of which 9,535,325 were issued and outstanding and 5,000,000 authorized shares of Series A Preferred Stock, 4,789,433 of which were issued and outstanding. The issued and outstanding shares of Series A Preferred Stock are convertible into 66,767,995 shares of Common Stock. Therefore a total of 76,303,320 shares are entitled to vote. The consenting stockholders, who consist of 9 current stockholders of the Company, are collectively the record and beneficial owners of 44,840,609 shares, which represents 58.8% of the issued and outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock entitled to vote. Pursuant to Chapter 78.325 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described by written consent, dated December 29, 2004. The actions taken by the Company's board of directors and the consenting stockholders will become effective on or about February 14, 2005, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date. No consideration was paid to the consenting stockholders to obtain their written consent to these actions.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Nevada law provides for a right of a stockholder to dissent to the proposed Fun City Merger and obtain appraisal of or payment for such stockholder's shares. See "Proposal 1 - Dissent Rights of the Company's Stockholders."

                                VOTING SECURITIES

         In accordance with the Company Bylaws, the Company's board of directors has fixed the close of business on December 29, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the Fun City Merger (Proposal 1), the approval of the change in domicile (Proposal 2), the approval of the increase in the shares of common and preferred stock of the Company (Proposal 3) and the approval of the amendment to the Plan increasing the number of shares of common stock available for issuance under the Plan (Proposal 4) requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the record date at the time the vote is taken. As of the Record Date, 9,535,325 shares of Common Stock were issued and outstanding, and 4,789,433 shares of Series A Preferred Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. Each share of Series A Preferred Stock is entitled to 13.940688 votes, for a total of 76,303,320 votes.

         Pursuant to the Company's certificate of designation establishing the Series A Convertible Preferred Stock, each share of the Company's issued and outstanding Series A Preferred Stock is automatically convertible into 13.940688 shares of Common Stock upon approval by the Company's stockholders of a certificate of amendment of the Company's articles of incorporation increasing the Company's authorized Common Stock to 150,000,000 shares. On all matters submitted to a vote of the holders of the Common Stock, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by the number of shares of the Common Stock each such share of the Series A Preferred Stock shall then be convertible into.

                                CHANGE OF CONTROL

         On November 5, 2004, the Company entered into an Agreement and Plan of Merger, as amended December 8, 2004 (the "Agreement"), with Lev Acquisition Corp., its wholly owned subsidiary ("Lev Sub"), and Lev Development Corp., previously know as Lev Pharmaceuticals, Inc. ("Lev") On December 29, 2004, the Merger closed and pursuant to the Agreement, Lev Sub merged with and into Lev and the combined entity became a wholly-owned subsidiary of the Company (the "Merger").

         As a result of the Merger, the Company issued 5,250,928 shares of its Common Stock and 5,000,000 shares of its Series A Convertible Preferred Stock to holders of Lev common stock, including, upon exercise, holders of outstanding Lev options and warrants (collectively, the "Lev Shareholders"). The Series A Preferred Stock will be automatically convertible into an aggregate of 69,703,430 shares (including, upon exercise, holders of outstanding Lev options and warrants) of common stock upon approval by the Company's stockholders of a certificate of amendment of the Company's Articles of Incorporation increasing the Company's authorized common stock to 150,000,000 shares. Upon stockholder approval of the Fun City Merger, it is anticipated that 79,459,888 shares of common stock will be issued and outstanding, including shares of common stock issuable upon the exercise of outstanding options and warrants.

         As of December 29, 2004, James Eller, the Company's Chief Executive Officer, Chief Financial Officer and sole director resigned from his positions with the Company. Pursuant to the Agreement, Joshua D. Schein was appointed Chief Executive Officer and director of the Company and Judson Cooper was appointed Chairman of the Board and Executive Vice President. Each of Scott Eagle, Eric Richman and Thomas Lanier were appointed directors of the Company.

                                   PROPOSAL 1

             MERGER OF FUN CITY POPCORN, INC., A NEVADA CORPORATION,
                                  WITH AND INTO
                LEV PHARMACEUTICALS, INC., A DELAWARE CORPORATION

         On December 29, 2004, the Company's board of directors voted unanimously to approve the Fun City Merger and recommended the Fun City Merger to its stockholders for their approval. On December 29, 2004, the holders of 58.8% of the Common Stock, including shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, voting as one class, consented in writing to approve the Fun City Merger. The Fun City Merger will be consummated pursuant to an agreement and plan of merger between the Company and Lev Pharmaceuticals, Inc. ("New Lev"), a copy of which is contained in Attachment A (the "Agreement and Plan of Merger"). Copies of the certificate of incorporation ("Delaware Certificate") and bylaws ("Delaware Bylaws"), which will serve as New Lev's certificate of incorporation and bylaws following the Fun City Merger are attached to the Agreement and Plan of Merger. The Agreement and Plan of Merger provides that the Company will merge with and into New Lev.

         The proposed Fun City Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Fun City Merger will not result in any change in the Company's business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Fun City Merger, which are immaterial). The Company's Common Stock will continue to trade without interruption on the Over the Counter Bulletin Board under a new symbol.

LEV PHARMACEUTICALS, INC.

          New Lev, which will be the surviving corporation, was incorporated under the Delaware General Corporation Law (the "DGCL") on January 14, 2005, exclusively for the purpose of merging with the Company.

          New Lev is a newly formed corporation with one share of common stock issued and outstanding held by the Company, with only minimal capital. The terms of the Fun City Merger provide that the currently issued one share of common stock of New Lev held by the Company will be cancelled. As a result, following the Fun City Merger, the Company's current stockholders will be the only stockholders of the newly merged corporation.

          The articles of incorporation and bylaws of the Company and the certificate of incorporation and bylaws of New Lev, a Delaware are available for inspection by our stockholders at the Company's principal offices located at 122 East 42nd Street, Suite 2606, New York, New York 10168, telephone (212) 682-3096.

THE AGREEMENT AND PLAN OF MERGER

          The Agreement and Plan of Merger provides that the Company will merge with and into New Lev, with New Lev being the surviving corporation. New Lev will assume all assets and liabilities of the Company.

FILING OF THE ARTICLES OF MERGER

          The Company intends to file the Certificate of Merger and Articles of Merger with the Secretaries of State of Delaware and Nevada, respectively, when the actions taken by the Company's board of directors and the consenting stockholders become effective which will be on or about February 14, 2005, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date.

EFFECT OF FUN CITY MERGER

          Under the DGCL and the Nevada Revised Statutes ("NRS"), when the Fun City Merger takes effect:

      o Every other entity that is a constituent entity (in this case, the Company, a Nevada corporation) merges into the surviving entity (New
            Lev) and the separate existence of every entity except the surviving entity ceases;

      o The title to all real estate and other property owned by each merging constituent entity is vested in the surviving entity without reversion or impairment;

      o The surviving entity has all of the liabilities of each other constituent entity;

      o A proceeding pending against any constituent entity may be continued as if the Fun City Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

      o The certificate of incorporation of the surviving entity is amended to the extent provided in the Agreement and Plan of Merger; and

      o The stockholders' interests of each constituent entity that are to be converted into stockholders' interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the stockholders' interests are entitled only to the rights provided in the Certificate of Merger, Articles of Merger or any created pursuant to Sections 92A.300 to 92A.500, inclusive, of the NRS and
            Section 262 of the DGCL dealing with dissenter's rights.

          On the effective date of the Fun City Merger, the Company will be deemed incorporated under the DGCL. Consequently, the Company will be governed by the Delaware Certificate and Delaware Bylaws filed with the Agreement and Plan of Merger.

DISSENT RIGHTS OF THE COMPANY'S STOCKHOLDERS

         Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Fun City Merger. A brief summary of the provisions of NRS Sections 92A.300 to 92A.500 is set forth below and the complete text of said Sections is set forth in Attachment B.

         Because the Fun City Merger has been approved by the required vote of the Company's stockholders and will become effective twenty days from the mailing of this Information Statement, each holder of shares of the Company's Common Stock and Series A Preferred Stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of NRS, will be entitled to have his or her shares of the Company's Common Stock and Series A Preferred Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company's Common Stock and Series A Preferred Stock will be determined as of the day before the first announcement of the terms of the Fun City Merger, excluding any appreciation or depreciation in consequence of the Fun City Merger.

         A holder who wishes to exercise dissenters' rights should deliver his or her written demand to the Company's transfer agent, Securities Transfer Corp. with a copy to Joshua Schein, Fun City Popcorn, Inc. c/o Lev Pharmaceuticals, Inc., 122 East 42nd Street, Suite 2606, New York, New York 10168, on or before 10:00 A.M. Eastern Standard Time prior to the effective date of the Fun City Merger. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

         In accordance with the regulations promulgated under the Exchange Act, the authorization of the Fun City Merger will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Fun City Merger, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the Company must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

         A stockholder of the Company wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before January 14, 2005; and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

         Within 30 days after receipt of a demand for payment, the Company shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of the Company's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS Sections 92A.300 through 92A.500.

         Pursuant to NRS Section 92A.470, the Company may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the Dissenter's Notice. If the Company withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

         A dissenter may notify the Company in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after the Company has made or offered payment for his shares.

         If any demand for payment remains unsettled, the Company shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Carson City, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If the Company does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment
(a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or (b) for the fair value, plus accrued interest, of his after- acquired shares for which the Company elected to withhold payment pursuant to NRS Section 92A.470. The court shall assess costs pursuant to NRS Section 92A.500.

         The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company's Common Stock and Series A Preferred Stock. NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections and consult his legal advisor.

         THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE FUN CITY MERGER IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

         The discussion contained herein is qualified in its entirety by and should be read in conjunction with the Agreement and Plan of Merger and the Certificate of Incorporation.

         COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO THE COMPANY'S TRANSFER AGENT, SECURITIES TRANSFER CORP., 2591 DALLAS PARKWAY # 102, FRISCO TEXAS 75034.

         Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company stock pursuant to the NRS. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Fun City Merger by the Company or otherwise, he will not have the right to receive a cash payment for his Company stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

         THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

TERMINATION OF THE AGREEMENT AND PLAN OF MERGER

          The Agreement and Plan of Merger may be terminated, notwithstanding stockholder approval, by the Company's board of directors at any time before consummation of the Fun City Merger if the Company's board of directors determines that in its judgment the Fun City Merger does not appear to be in the best interests of its stockholders. In the event the Agreement and Plan of Merger is terminated, the Company would remain as a Nevada corporation.

                                   PROPOSAL 2

                 CHANGE IN THE COMPANY'S STATE OF INCORPORATION
                             FROM NEVADA TO DELAWARE
                             ("CHANGE IN DOMICILE")

         On December 29, 2004, the Company's board of directors voted unanimously to approve the Fun City Merger and recommended the Fun City Merger to its stockholders for their approval. On December 29, 2004, the holders of 58.8% of the Common Stock, including shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, voting as one class, consented in writing to approve the Fun City Merger. As part of the Fun City Merger, the Company will be reincorporated in Delaware.

         PRINCIPAL REASONS FOR THE CHANGE OF DOMICILE

         The Company's board of directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under Nevada law and will increase the marketability of the Company's securities.

         The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company's corporate legal affairs. For these reasons, the Company's board of directors believes that the Company's business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law. See "Certain Significant Differences between the Corporation Laws of Delaware and Nevada."

         PRINCIPAL FEATURES OF THE CHANGE OF DOMICILE

         The change of domicile will be effected by the merger of the Company, a Nevada corporation, with and into, New Lev, a newly formed wholly-owned subsidiary of the Company that was incorporated on January 14, 2005 under the DGCL for the purpose of effecting the change of domicile. The change of domicile will become effective upon the filing of the requisite merger documents in Delaware and Nevada, which filings will occur on the effective date of the Fun City Merger. Following the Fun City Merger, New Lev will be the surviving corporation and will operate under the name "Lev Pharmaceuticals, Inc."

         On the effective date of the Fun City Merger, (i) each issued and outstanding share of Common Stock of the Company, $.01 par value, shall be converted into one share of common stock of New Lev, $.01 par value ("New Lev Common Stock"), (ii) each outstanding share of Series A Preferred Stock of the Company will be converted into 13.940688 shares of New Lev Common Stock and
(iii) each outstanding share of New Lev Common Stock held by the Company shall be retired and canceled and shall resume the status of authorized and unissued New Lev Common Stock.

         No certificates or scrip representing fractional shares of New Lev Common Stock will be issued upon the surrender for exchange of Common Stock and no dividend or distribution of New Lev shall relate to any fractional share, and no fractional New Lev Common Stock interest will entitle the owner thereof to vote or to any right of a stockholder of New Lev.

         At the effective date of the Fun City Merger, New Lev will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL, which include a number of provisions that are not present in the Company Articles, the Company Bylaws or the NRS. Accordingly, as described below, a number of significant changes in shareholders' rights will be effected in connection with the change in domicile, some of which may be viewed as limiting the rights of shareholders. In particular, the Delaware Certificate includes a provision authorized by the DGCL that would limit the liability of directors to New Lev and its stockholders for breach of fiduciary duties. The Delaware Certificate will provide directors and officers with modern limited liability and indemnification rights authorized by the DGCL. The board of directors of the Company believes that these provisions will enhance its ability to attract and retain qualified directors and encourage them to continue to make entrepreneurial decisions on behalf of New Lev. Accordingly, implementation of these provisions has been included as part of the change in domicile. The Company believes that the change in domicile will contribute to the long-term quality and stability of the Company's governance. The Company's board of directors has concluded that the benefit to shareholders of improved corporate governance from the change in domicile outweighs any possible adverse effects on shareholders of reducing the exposure of directors to liability and broadening director indemnification rights.

         Upon consummation of the Fun City Merger, the daily business operations of New Lev will continue as they are presently conducted by the Company, at the Company's principal executive offices at 122 East 42nd Street, Suite 2606, New York, New York 10168. The authorized capital stock of New Lev will consist of 200,000,000 shares of common stock, par value $.01 per share ("Delaware Common Stock") and 20,000,000 shares of preferred stock, $.01 par value per share ("Delaware Preferred Stock"). The Delaware Preferred Stock will be issuable in series by action of the New Lev board of directors. The New Lev board of directors will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Delaware Preferred Stock including shares of Delaware Preferred Stock having preferences and other terms that might discourage takeover attempts by third parties.

         The New Lev board of directors will consist of those persons presently serving on the board of directors of the Company. The individuals who will serve as executive officers of New Lev are those who currently serve as executive officers of the Company. Such persons and their respective terms of office are set forth below under the caption "Management."

         Pursuant to the terms of the Agreement and Plan of Merger, the Fun City Merger may be abandoned by the board of directors of the Company and New Lev at any time prior to the effective date of the Fun City Merger. In addition, the board of directors of the Company may amend the Agreement and Plan of Merger at any time prior to the effective date of the Fun City Merger provided that any amendment made may not, without approval by the stockholders of the Company who have consented in writing to approve the Fun City Merger, alter or change the amount or kind of New Lev Common Stock to be received in exchange for or on conversion of all or any of the Common Stock, alter or change any term of the Delaware Certificate or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of Common Stock.

EXCHANGE OF SHARE CERTIFICATES .

          As soon as practicable on or after the change of domicile, the Company's stockholders of record immediately prior to the change of domicile will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing Common Stock to the Company's transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted.

          After the change of domicile, the transfer agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing the Common Stock, a certificate issued by the Company representing an equal number of shares of Common Stock into which such shares of the Common Stock were converted.

          After the change of domicile but before a certificate representing Common Stock is surrendered, certificates representing New Lev Common Stock will represent the number of shares of Common Stock as a Delaware corporation into which such Common Stock was converted pursuant to the terms of the change of domicile. The Company's transfer agent will deliver certificates representing the appropriate amount and type of our capital stock in accordance with the stockholder's instructions for transfer or exchange.

          Failure by a stockholder to return appropriate transmittal letters or to surrender certificates representing Common Stock will not affect such person's rights as a stockholder, as such stockholder's certificates representing Common Stock following the change of domicile will represent the number of shares of New Lev Common Stock as a Delaware corporation into which such Common Stock was converted pursuant to the terms of the change of domicile, and will present no material consequences to the Company.

CAPITALIZATION

         The authorized capital of the Company, on the Record Date, consisted of 10,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value. 9,535,325 shares of Common Stock and 4,789,433 shares of Series A Preferred Stock were outstanding. The authorized capital of New Lev, which will be the authorized capital of the Company after the change in domicile, consists of 200,000,000 shares of Delaware Common Stock and 20,000,000 shares of Delaware Preferred Stock. After the Fun City Merger and the resulting automatic conversion of the Series A Preferred Stock, New Lev will have outstanding approximately 76,303,320 shares of Delaware Common Stock and no shares of Delaware Preferred Stock. The change of domicile will not affect total stockholder equity or total capitalization of the Company.

         The New Lev board of directors may in the future authorize, without further stockholder approval, the issuance of such shares of Delaware Common Stock or Delaware Preferred Stock to such persons and for such consideration upon such terms as the New Lev board of directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

         There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of the Delaware Preferred Stock to be authorized. However, the New Lev board of directors believes it prudent to have shares of Delaware Preferred Stock available for such corporate purposes as the New Lev board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

SIGNIFICANT CHANGES IN THE COMPANY'S CHARTER AND BY-LAWS TO BE IMPLEMENTED BY THE CHANGE IN DOMICILE

         Corporate Name. The change in domicile will effect a change in the Company's name. The name will change from "Fun City Popcorn, Inc." to "Lev Pharmaceuticals, Inc."

         Limitation of Liability. The Delaware Certificate contains a provision limiting or eliminating, with certain exceptions, the liability of directors to New Lev and its shareholders for monetary damages for breach of their fiduciary duties. The Company Articles contains no similar provision. The board of directors believes that such provision will better enable New Lev to attract and retain as directors responsible individuals with the experience and background required to direct New Lev's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

         Indemnification. The DGCL authorizes broad indemnification rights which corporations may provide to their directors, officers and other corporate agents. The NRS also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, as amended, and, as discussed below, provide broad rights to indemnification.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEVADA AND DELAWARE

         The Company is incorporated under the laws of the State of Nevada and New Lev is incorporated under the laws of the State of Delaware. Upon consummation of the Fun City Merger, the stockholders of the Company, whose rights currently are governed by Nevada law and the Company Articles and the Company Bylaws, which were created pursuant to Nevada law, will become stockholders of a Delaware company, New Lev, and their rights as stockholders will then be governed by Delaware law and the Delaware Certificate and the Delaware Bylaws which were created under Delaware law.

         Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the DGCL and the Nevada Business Corporation Act ("Nevada law") to understand how these laws apply to the Company and New Lev.

         Classified Board of Directors. The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually. Neither the Company nor New Lev has a classified board.

         Removal of Directors. With respect to removal of directors, under the Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two- thirds of the voting power of a corporation's issued and outstanding stock. Nevada does not distinguish between removal of directors with and without cause. Under the DGCL, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

         Special Meetings of Stockholders. The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called. The Company Bylaws provide that special meetings of the stockholders may be called by the Chief Executive Officer or by the Company's board of directors, and must be called by the Chief Executive Officer at the written request of not less than 51% of the issued and outstanding shares of capital stock of the Company. The Delaware Bylaws provide that the Chief Executive Officer or New Lev's board of directors may call a special meeting of the stockholders, and must be called by the Chief Executive Officer at the written request of not less than 51% of the issued and outstanding shares of capital stock of New Lev.

         The DGCL also provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

         Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

         Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. A Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. The Company opted out of cumulative voting by failing to include a provision granting cumulative voting rights in the Company Articles. New Lev also did not adopt cumulative voting in that the Delaware Certificate does not provide for cumulative voting in the election of directors.

         Vacancies. Under the DGCL, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

         Similarly, Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The Company Bylaws and the Delaware Bylaws address the issue of director vacancies in the same manner. Therefore, the change from Nevada law to Delaware law will not alter stockholders' rights with respect to filling vacancies.

         Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses to directors or officers. There is a difference in stockholders' rights with respect to this issue because the Delaware Bylaws provides for the mandatory advancement of expenses of directors and officers while the Company Bylaws do not. In addition, the board of directors of New Lev will be required to indemnify directors and officers. The board of directors of New Lev will retain the discretionary authority to authorize the indemnification of employees and agents, subject to certain conditions under the Delaware law.

         Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Delaware Certificate will limit the liability of directors to New Lev to the fullest extent permitted by law.

         While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provisions applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability of breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty. The Company Articles do not limit the personal liability of directors and officers. The Delaware Certificate limits the personal liability of directors. Officers will therefore remain potentially liable to New Lev. New Lev, however, may determine to indemnify such persons in its discretion subject to the DGCL and the Delaware Certificate.

         Dividends. The DGCL is more restrictive than Nevada law with respect to when dividends may be paid. Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

         Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

         Restrictions on Business Combinations. Both the DGCL and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under the DGCL, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. The DGCL defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

         Nevada law regulates business combinations more stringently. First, an "interested stockholder" is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors. Finally, after the three-year period, combinations with "interested stockholders" remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

         Amendment to Articles of Incorporation/Certificate of Incorporation or Bylaws. In general, both the DGCL and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate/articles of incorporation. Both the DGCL and Nevada law also provide that in addition to the vote above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Nevada law and the DGCL permit, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the certificate of incorporation, respectively.

         Actions by Written Consent of Stockholders. Nevada law and the DGCL each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

         Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. The DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

OFFICERS AND DIRECTORS

         Upon the effective date of the Fun City Merger, the present officers and directors of the Company will continue to be the officers and directors of New Lev.

FEDERAL TAX CONSEQUENCES

          The following is a discussion of certain federal income tax considerations that may be relevant to holders of Common Stock who receive New Lev Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

          This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or Company stockholders who exercise dissenters' rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed change of domicile , including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following federal income tax consequences generally should result:

      o No gain or loss should be recognized by the stockholders of the Company upon conversion of their Common Stock into New Lev Common Stock pursuant to the change of domicile;

      o The aggregate tax basis of the New Lev Common Stock received by each stockholder of the Company in the change of domicile should be equal to the aggregate tax basis of Common Stock converted in exchange therefor;

      o The holding period of New Lev Common Stock received by each stockholder of the Company in the change of domicile should include the period during which the stockholder held his Common Stock converted therefor, provided such Common Stock is held by the stockholder as a capital asset on the effective date of the change of domicile; and

      o The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

          The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

                                   PROPOSAL 3

           INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK TO
                 200,000,000 AND 20,000,000 SHARES, RESPECTIVELY

                  On December 29, 2004, the Company's board of directors voted unanimously to approve the Fun City Merger and recommended the Fun City Merger to its stockholders for their approval. On December 29, 2004, the holders of 58.8% of the Common Stock, including shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, voting as one class, consented in writing to approve the Fun City Merger. As part of the Fun City Merger, the authorized Common Stock and Preferred Stock of the Company will be increased to 200,000,000 shares, par value $.01 per share and 20,000,000 shares, par value $.01, respectively, under the certificate of incorporation of New Lev, the surviving Delaware corporation, which will govern the Company following the Fun City Merger.

                The Preferred Stock will be "blank check" preferred stock, giving the board of directors the authorization, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series. The authorized shares of Preferred Stock issued will be available for issuance for those purposes as the board of directors may deem advisable without further action by the stockholders, except as may be required by the New Lev Certificate of Incorporation and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding Preferred Stock.

                The number of authorized shares of Common Stock and Preferred Stock is being increased for the following reasons:

      o Prior to the Fun City Merger, the Company had 10,000,000 authorized shares of Common Stock, of which 4,505,530 shares were issued and outstanding. As a result of the Merger, we are required to issue a total of 74,954,358 shares of Common Stock, including shares of Common Stock issuable upon exercise of outstanding options and warrants. In the aggregate, this exceeds the total number of shares of Common Stock that the Company is currently authorized to issue. In order to enable the Company to complete the Merger, the stockholders of Lev agreed to delay receipt of a total of 69,924,563 shares of Common Stock that they are entitled to receive in the Merger until the Company's stockholders have increased the number of shares of Common Stock authorized to be issued. Until the number of authorized shares has been increased, the Lev stockholders, including option and warrant holders, will have received 5,250,928 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock. Unless and until we increase our authorized capital, the Lev stockholders will not be able to convert the Series A Preferred Stock into the shares of Common Stock to which they are entitled under the Merger Agreement.

      o The Company may use additional shares of authorized Common Stock and authorized Preferred Stock in connection with future opportunities for expanding the Company's business through investments, equity financings, acquisitions, management incentive plans, employee benefit plans, and for other purposes.

         The increase in authorized shares of Common Stock and Preferred Stock will have the following effects upon the number of shares of Common Stock of the Company outstanding and the number of authorized and unissued shares of Common Stock and Preferred Stock of the Company:

      o The number of shares of Common Stock owned by each stockholder will remain the same, except that, as described above, the Series A Preferred Stock issued and outstanding will be automatically converted into Common Stock and the stockholders of the Company will receive the additional shares of Common Stock to which they are entitled under the Merger Agreement.

      o The number of shares of Common Stock the Company is authorized to issue will increase to 200,000,000 shares and the number of shares of Preferred Stock the Company is authorized to issue will increase to 20,000,000.

      o The par value of the Common Stock of the Company will remain $0.01 per share and the par value of the Preferred Stock of the Company will remain $.01 per share.

      o The stated capital on the Company's balance sheet attributable to the Common Stock will remain the same, as will the additional paid-in capital account.

           The Company does not have any plans to issue additional authorized Common Stock and Preferred Stock except the 69,924,563 shares of Common Stock issuable upon automatic conversion of the outstanding Series A Preferred Stock issued as a result of the Merger. Set forth below is a description of Lev.

                                BUSINESS OVERVIEW

            The Company was engaged in the wholesale distribution of food products in the beverage and snack categories in Nevada. In September 2003, the Company entered into an agreement to sell substantially all of its assets to Fun City Foods, Inc., a non-affiliated Nevada corporation. At March 31, 2004, funds amounting to $426,371 were received by the Company as the sale was completed. The proceeds from the sale were distributed to the Company's shareholders in April 2004 on a pro rata basis based upon their respective share ownership. As a condition of the sale transaction, the Company entered into a covenant not to compete for a period of two years from the closing date of the sale transaction wherein it will not engage in any business in the states of Nevada, Arizona, Utah, or California that would be in competition with the business of Fun City Foods, Inc. as it existed at the closing date in March 2004.

         Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev's product candidates are based on C1-esterase inhibitor ("C1-INH"), a human plasma protein that mediates inflammation and is potentially applicable as a treatment for a range of medical indications. Lev expects to initiate a Phase III clinical trial of its lead product candidate, C1-INH for the treatment of hereditary angioedema ("HAE"), in the first half of 2005. Lev is also developing C1-INH for the treatment of acute myocardial infarction ("AMI"), or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role. Lev has certain rights to C1-INH technology through agreements with Sanquin Blood Supply Foundation ("Sanquin"), an Amsterdam-based not-for-profit organization that provides blood and plasma products and related services, carries out research and provides education, primarily in the Netherlands.

                                  RISK FACTORS

         You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled "Information Regarding Forward Looking Statements." The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's business operations. If any of the following risks actually occur, the Company's businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE BUSINESS OF LEV

Lev is at an early stage of development as a company and currently has no source of revenue and may never become profitable.

         Lev is a development stage biopharmaceutical company with a limited operating history. Currently, it has no products approved for commercial sale and, to date, it has not generated any revenue. Lev's ability to generate revenue depends on: first, obtaining FDA marketing approval for any of its products and, second, successfully commercializing and bringing to market these products. In particular, if Lev does not successfully develop and commercialize

C1-INH for the treatment of HAE, Lev will be unable to generate any revenue for many years, if at all and, even if successful in obtaining FDA marketing approval for the C1-INH for the treatment of HAE, it will be at least two years before Lev can expect to begin to generate revenue. If Lev is unable to generate revenue, Lev will not become profitable, and Lev may be unable to continue our operations.

Lev has incurred significant losses since inception and anticipates that it will incur continued losses for the foreseeable future.

         Lev has from inception incurred and will continue to incur significant and increasing operating losses for the next several years as Lev commences and continues its phase III clinical trials of C1-INH for the treatment of HAE, and advance C1-INH for the treatment of AMI into clinical development. In addition, if Lev receives regulatory approval of any of its product candidates, Lev expects to incur significant sales and marketing expenses in the future. Because of the numerous risks and uncertainties associated with developing and commercializing these product candidates, Lev is unable to predict the extent of future losses or when and if it will become profitable.

If either of its agreements with Sanquin terminates, Lev may be unable to continue its business.

         Lev's business is highly dependent on distribution and license rights that Lev has received from Sanquin pursuant to a distribution agreement and a license agreement.

         If Lev fails to fulfill certain obligations under the distribution agreement, the distribution agreement may be terminated. In addition, Sanquin has the right to terminate the agreement if it (i) fails to obtain an export license for its C1-INH product prior to September 1, 2005 or (ii) is unable to obtain liability insurance for its United States obligations. If Sanquin terminates the distribution agreement, Lev would have to retain another supplier of C1-INH. If Lev is unable to locate another supplier of C1-INH comparable to Sanquin on economically acceptable terms, or at all, Lev would not be able to commercialize its product candidates and Lev may be forced to cease its operations.

         Under the license agreement, Sanquin granted to Lev an exclusive license to use certain patents and know-how related to the use of C1-INH technology for the treatment of AMI. Under the terms of the license agreement, Lev is obligated to make royalty and other payments to Sanquin. If Lev fails to fulfill those obligations or other material obligations, the license agreement may be terminated by Sanquin. If Sanquin terminates the license agreement, Lev will have no further rights to utilize the intellectual property covered by the license agreement, Lev would not be able to commercialize the applicable product candidate and we may be forced to cease its operations, particularly if Lev does not have rights to other product candidates.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

         In order to receive regulatory approval for the commercialization of its product candidates, Lev must conduct, at its own expense, extensive clinical trials to demonstrate safety and efficacy of these product candidates. Clinical testing is expensive, can take many years to complete and its outcome is uncertain. Failure can occur at any time during the clinical trial process.

         The results of preclinical studies and early clinical trials of Lev's product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. The data collected from clinical trials of Lev's product candidates may not be sufficient to support the submission of a new drug application or to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, Lev cannot determine if or when it will have an approved product for commercialization or achieve sales or profits.

If Lev is unable to satisfy regulatory requirements, Lev will not be able to commercialize its product candidates.

         Lev needs FDA approval prior to marketing its product candidates in the United States. Lev is in the final phase of developing C1-INH for the treatment of HAE, and intends to initiate a phase III trial of this treatment in the first half of 2005. In addition, Lev plans to begin development in the United States for C1-INH for the treatment of AMI. If Lev fails to obtain FDA approval to market its product candidates, Lev will be unable to sell its product candidates in the United States and Lev will not generate any revenue.

The commercial success of Lev's product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

         Lev expects that some of its product candidates may never be commercialized for any indication. Even if approved for sale by the appropriate regulatory authorities, physicians may not prescribe Lev's product candidates, in which case Lev could not generate revenue or become profitable.

If Lev's product candidates are unable to compete effectively with marketed treatments, Lev's commercial opportunity will be reduced or eliminated.

         Lev faces competition from established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. Many products are currently marketed for the treatment of HAE and AMI, and a number of companies are developing new treatments. Many of Lev's competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Lev does. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Lev's commercial opportunity will be reduced or eliminated if its competitors develop and commercialize competing products that are safer, more effective, have fewer side effects or are less expensive than its product candidates. These third parties compete with Lev in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to its programs or advantageous to its business.

         Because Lev will most often be competing against significantly larger companies with established track records, Lev will have to demonstrate to physicians that, based on experience, clinical data, side-effect profiles and other factors, Lev's products are preferable to existing products. If Lev is unable to compete effectively and differentiate its products from currently marketed products, Lev may never generate meaningful revenue.

Lev currently has no sales and marketing organization. If Lev is unable to establish a direct sales force in the United States to promote its products, the commercial opportunity for its products may be diminished.

         Lev currently has no sales and marketing organization. If any of its product candidates is approved by the FDA, Lev intends to market these products directly to health care providers in the United States through its own sales force. Lev will incur significant additional expenses and commit significant additional management resources to establish this sales force. In the event Lev is unable to develop its own sales force or collaborate with a third party to sell its product candidates, Lev may not be able to commercialize its product candidates which would negatively impact its ability to generate revenue.

If the FDA does not approve Lev's contract manufacturers' facilities, Lev may be unable to develop or commercialize its product candidates.

         Lev relies on Sanquin to manufacture its product candidates, and currently has no plans to develop its own manufacturing facility. The facilities used by Sanquin to manufacture Lev's product candidates will require approval by the FDA. There can be no assurance that Sanquin will be able to obtain or maintain compliance with the FDA's compliance requirements. Lev may need to find alternative manufacturing facilities, which would result in significant cost to Lev as well as a delay of up to several years in obtaining approval for and manufacturing of its product candidates.

If product liability lawsuits are successfully brought against Lev, Lev may incur substantial liabilities and may be required to limit commercialization of its product candidates.

         Lev faces an inherent risk of product liability lawsuits related to the testing of its product candidates, and will face an even greater risk if Lev sells its product candidates commercially. Currently, Lev is not aware of any anticipated product liability claims with respect to its product candidates. In the future, an individual may bring a liability claim against Lev if one of its product candidates causes, or merely appears to have caused, an injury. If Lev cannot successfully defend itself against the product liability claim, Lev may incur substantial liabilities. Lev intends to procure global "clinical trial" liability insurance that covers its clinical trials, the aggregate limits of which Lev expects to increase as enrollment in its clinical trials increases and additional clinical trials are initiated. In addition, Lev intends to expand its insurance coverage to include the sale of commercial products if marketing approval is obtained for its product candidates. Lev believes that it will be able to procure sufficient insurance coverage for its proposed clinical development activities. However, as enrollment in its clinical trials increases and Lev initiates additional clinical trials, such insurance coverage may prove insufficient to cover any liability claims brought against Lev. In addition, because of the increasing costs of insurance coverage, Lev may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise.

Even if Lev receives regulatory approval for its product candidates, Lev will be subject to ongoing significant regulatory obligations and oversight.

         If Lev receives regulatory approval to sell its product candidates, the FDA and foreign regulatory authorities may, nevertheless, impose significant restrictions on the indicated uses or marketing of such products, or impose ongoing requirements for post-approval studies. If Lev fails to comply with applicable regulatory requirements, Lev may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Any of these events could harm or prevent sales of the affected products or could substantially increase the costs and expenses of commercializing and marketing these products.

If Lev fails to attract and keep senior management and key scientific personnel, Lev may be unable to successfully develop its product candidates, conduct its clinical trials and commercialize its product candidates.

         Lev's success depends in part on its continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on its ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. Lev is highly dependent upon its senior management and scientific staff, particularly Judson Cooper, its Chairman and Executive Vice President, Joshua D. Schein, Ph.D., its Chief Executive Officer and Yanina Wachtfogel, its Chief Scientific Officer. The loss of services of Mr. Cooper, Dr. Schein, Ms. Wachtfogel or one or more other members of senior management could delay or prevent the successful completion of its planned clinical trials or the commercialization of its product candidates.

Lev will need to increase the size of its organization, and Lev may experience difficulties in managing growth.

         Lev is a small company with 5 employees as of January 3, 2005. To continue its clinical trials and commercialize its product candidates, Lev will need to expand its employee base for managerial, operational, financial and other resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Lev's future financial performance and its ability to commercialize its product candidates and to compete effectively will depend, in part, on its ability to manage any future growth effectively.

Reimbursement may not be available for its product candidates, including due to legislative or regulatory reform of the healthcare system, which could diminish Lev's sales or affect its ability to sell its products profitably.

         As a result of legislative proposals and the trend towards managed health care in the United States, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new drugs. Market acceptance and sales of Lev's product candidates will depend on reimbursement policies and health care reform measures. The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, reimburse patients for the price they pay for Lev's products will affect whether Lev is able to commercialize these products. Lev cannot be sure that reimbursement will be available for any of these products. Also, Lev cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, its products. Lev has not commenced efforts to have its product candidates reimbursed by government or third party payors. If reimbursement is not available or is available only to limited levels, Lev may not be able to commercialize its products.

It is difficult and costly to protect Lev's proprietary rights, and Lev may not be able to ensure their protection.

         Lev's commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of its product candidates, and the methods used to manufacture them, as well as successfully defending these patents against third-party challenges. Lev's licensor has no obligation to enforce its licensed patent rights against third parties for infringement in its licensed territories. Although Lev has the right to enforce the patents licensed from Sanquin, such enforcement action may be time consuming and expensive. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date in the United States. The biotechnology patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of Lev's intellectual property. Accordingly, Lev cannot predict the breadth of claims that may be allowed or enforced in its licensed patents or in third-party patents.

Rapid technological change could make Lev's product candidates obsolete.

         Biopharmaceutical technologies have undergone rapid and significant change and Lev expects that they will continue to do so. Any compounds, products or processes that Lev develops may become obsolete or uneconomical before Lev recovers any expenses incurred in connection with their development. Rapid technological change could make Lev's products obsolete or uneconomical.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO THE COMPANY'S COMMON STOCK AND ITS MARKET VALUE

There is no existing market for the Company's common stock.

         The Company's common stock is quoted on the Over the Counter Bulletin Board under the symbol "FNCY.OB." There is no active trading market for any of the Company's securities. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The market price of the Company's common stock may be adversely affected by several factors.

         The market price of the Company's common stock could fluctuate significantly in response to various factors and events, including:

      o     the Company's ability to execute its business plan;

      o     operating results below expectations;

      o announcements of technological innovations or new products by the Company or its competitors;

      o     loss of any strategic relationship;

      o     industry developments;

      o     economic and other external factors; and

      o     period-to-period fluctuations in its financial results.

            In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company's common stock.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company's stock.

            The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company's stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company's stock price appreciates.

A sale of a substantial number of shares of the Company's common stock may cause the price of its common stock to decline.

            If the Company's stockholders sell substantial amounts of the Company's common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Merger will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

            The Company has made forward-looking statements in this document, all of which are subject to substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate" and "continue" or similar words. Forward-looking statements include information concerning possible or assumed future business success or financial results. You should read statements that contain these words carefully because they discuss the Company's future expectations, contain projections of its future results of operations or its financial condition or state other forward-looking information. The Company believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is unable to accurately predict or control. Accordingly, the Company does not undertake the obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this document, provide examples of risks, uncertainties and events that may cause the Company's actual results to differ materially from the expectations the Company describes in its forward-looking statements. Before you invest in the Company's common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this document could have a material adverse effect on the Company's business, operating results and financial condition.

                                 DIVIDEND POLICY

            It is the Company's present policy not to pay cash dividends and to retain future earnings to support its growth. The Company does not anticipate paying any cash dividends in the foreseeable future.

                            PLAN OF OPERATIONS OF LEV

PLAN OF OPERATIONS AND BUSINESS STRATEGY

            Lev was organized on July 21, 2003, has limited operating history and is in the development stage. Lev has from inception incurred and will continue to incur significant and increasing operating losses for the next several years as Lev commences and continues its Phase III clinical trials of C1-INH for the treatment of HAE, and advances C1-INH for the treatment of AMI into clinical development. From inception through September 30, 2004 Lev has not generated any revenue from operations. Lev expects to incur additional losses to perform further research and development activities. Lev does not currently have any commercial biopharmaceutical products, and does not expect to have such for several years, if at all

Initiate Phase III Clinical Trials of C-INH for the Treatment of HAE

         During the first half of 2005, Lev expects to commence Phase III clinical trials of C1-INH for the treatment of HAE. HAE is a rare and debilitating disorder characterized by episodic attacks of edema (swelling) in the extremities, face, abdominal wall, and airway passages. HAE abdominal attacks can cause debilitating pain as well as nausea and vomiting, while laryngeal HAE attacks can be fatal if not immediately treated. In Europe, C1-INH, produced by several manufacturers, has been used to treat patients with HAE safely and effectively for more than 30 years.

Initiate Pre-Clinical Development of C1 Esterase Inhibitor for the Treatment of AMI

         Lev intends to commence pre-clinical development of C1-INH for the treatment of AMI or heart attack. Lev has licensed the exclusive world-wide rights for the use of C1-INH for the treatment of AMI from Sanquin. AMI results in the development of myocardial necrosis, or death of heart cells or tissue, due to ischemia (lack of oxygen). Patients with this condition suffer the disruption of the normal pattern of contractions of the heart muscle leading to fibrillation (rapid uncontrolled beat) and/or heart failure. AMI usually results from a thrombus that partially or totally blocks the arterial blood flow, and inflammation contributes to the tissue damage.

Explore Opportunities to Develop C1-INH for the Treatment of Other Indications

         The process of inflammation underlies a number of other serious diseases, including gram-negative septicemia and inflammatory bowel disease, and is now also understood to play a role in other disorders previously thought to be unrelated to inflammation, including Alzheimer's disease and stroke. As a potent mediator of inflammation, C1-INH has been examined as a potential treatment for some of these diseases, in animal studies, and in a limited number of disorders, in clinical studies as well. Based on these studies, and on the role C1-INH is known to play in inhibiting key inflammatory pathways, Lev intends to develop C1-INH for certain other diseases and disorders. Lev believes the extensive clinical experience with C1-INH in treating HAE in Europe will facilitate its introduction into other clinical indications.

LIQUIDITY AND CAPITAL RESOURCES

         Since its inception in July 2003, Lev's business activity has consisted primarily of capital raising activities, entering into contractual relationships with Sanquin and preparing for the commencement of its Phase III clinical trial of C1-INH for the treatment of HAE. Lev has relied primarily on the proceeds of sales of its securities in order to provide it with the cash necessary to commence and maintain operations.

          On December 10, 2003, Lev sold 1,141,960 shares of its common stock in a private placement for gross proceeds of $300,000. Between February 2004 and June 2004, Lev received gross proceeds of approximately $8.0 million from the sale of approximately 27.3 million shares of its common stock.

         On March 17, 2004, Lev issued a warrant to a consultant to purchase on a pre-Merger basis 2,500,000 shares of common stock at an exercise price of $.10 per share which was exercisable immediately. On August 23, 2004, the warrantholder exercised this warrant through a cashless exercise provision and was issued 2,205,882 shares of common stock on a pre-Merger basis (6,297,571 shares after giving effect to the Merger and the conversion of the shares of Series A convertible preferred stock issuable upon closing of the Merger).

            Lev's working capital requirements will depend upon numerous factors including but not limited to the nature, cost and timing of: pharmaceutical research and development programs; pre-clinical and clinical testing; obtaining regulatory approvals; technological advances and its ability to establish collaborative arrangements with research organizations and individuals needed to commercialize its products. For the foreseeable future, Lev's capital resources will be focused primarily on the clinical development and regulatory approval of C1-INH for the treatment of HAE. We expect that our existing capital resources will be sufficient to fund our operations for at least the next 12 months. Lev expects that it will be required to raise additional capital to complete the development and commercialization of its current product candidates.

            DESCRIPTION OF THE BUSINESS OF LEV PHARMACEUTICALS, INC.

         Prior to the Merger, Lev was a privately-owned biotechnology company formed in July 2003 to develop and commercialize therapeutic products for the treatment of inflammatory diseases. Lev's product candidates are based on C1-INH, a human plasma protein that mediates inflammation. Lev has certain rights to C1-INH technology through agreements with Sanquin.

PRODUCT PROGRAMS

         Lev's lead program is the development of C1-INH for the treatment of HAE. HAE is a rare genetic disorder characterized by episodic attacks of edema (swelling) in the extremities, face, abdomen, and, most seriously the airway passages. The disease is caused by a deficiency of C1-INH, and there are approximately 10,000 HAE patients in the U.S.

         Sanquin has been producing and selling successive generations of C1-INH, prepared from human plasma, in the Netherlands for over 30 years for the treatment of HAE. Continuous product development efforts at Sanquin have resulted in the current, highly purified product which has been marketed in Europe since 1997. Despite its long record of use in Europe, however, C1-INH, has never been introduced in the U.S. Through a supply and distribution agreement with Sanquin, Lev has the exclusive right to market and sell C1-INH prepared by Sanquin for the treatment of HAE in North America and certain other geographic regions.

         In the third quarter of 2004 Lev filed an Investigational New Drug Application ("IND") with the U.S. Food and Drug Administration ("FDA") to begin a Phase III clinical trial of C1-INH for the treatment of HAE. Lev intends to initiate this Phase III clinical trial during the first half of 2005. In July 2004, Lev received orphan drug designation from the FDA for C1-INH (human), which, upon product licensure, could provide Lev with a seven-year exclusive right to market its C1-INH product as a treatment for HAE in the United States.

         Lev's second development program is focused on the use of C1-INH in treating acute myocardial infarction (AMI), commonly known as a heart attack. AMI results from an obstruction of blood flow to the heart, and there are approximately 1,200,000 patients with AMI in the United States annually, resulting in an estimated 500,000 directly attributable deaths. Current treatments for AMI, both surgical and pharmaceutical, are directed at restoring blood flow to heart tissue or preventing further obstruction. Despite a widespread appreciation for the role of inflammation in AMI in both the scientific and medical communities, no presently available treatments directly target the mechanisms of inflammation. Based on preliminary animal and clinical data, Lev believes C1-INH may be useful as a treatment for AMI.

         The process of inflammation underlies a number of other serious diseases, including gram-negative septicemia and inflammatory bowel disease, and is now also understood to play a role in other disorders previously thought to be unrelated to inflammation, including Alzheimer's disease and stroke. As a potent mediator of inflammation, C1-INH has been examined as a potential treatment for some of these diseases, in animal studies, and in a limited number of disorders, in clinical studies as well. Based on these studies, and on the role C1-INH is known to play in inhibiting key inflammatory pathways, Lev intends to develop C1-INH for certain other diseases and disorders. Lev believes the extensive clinical experience with C1-INH in treating HAE in Europe will facilitate its introduction into other clinical indications.

STRATEGY

         Lev's goal is to create a biopharmaceutical company that develops and commercializes a portfolio of C1-INH products that offer improved efficacy and safety characteristics over existing treatments. The key elements of its strategy are to:

      o complete the development of its lead product candidate, C1-INH for the treatment of HAE;

      o advance its second product candidate, C1-INH for the treatment of AMI, into pre-clinical development in the United States; and

      o     selectively develop C1-INH for additional therapeutic indications.


TECHNOLOGY

         C1-INH is a human plasma protein that mediates inflammation and coagulation. In Europe, C1-INH, produced by several manufacturers, has been used to treat patients with HAE safely and effectively for more than 30 years, and is widely accepted as the treatment of choice for HAE. It is this extensive record of safety and efficacy that provides the basis for our lead program, the development of C1-INH in the United States for the treatment of HAE.

         Beyond this impressive record of clinical experience, however, C1-INH is also a well-characterized and well-understood molecule that is known to play a key role regulating the complex biochemical interactions of blood-based systems involved in inflammation and coagulation. C1-INH is known to be either a major or minor inhibitor of at least seven proteins involved in these systems. More specifically, C1-INH is known to inhibit three key biochemical pathways underlying inflammation and/or coagulation - the complement system, the contact pathway of intrinsic coagulation and the fibrinolytic system. Under normal circumstances, these systems play important roles in defending the body from infection, injury and disease and in repairing tissue damage. If improperly controlled, however, these same systems can cause or contribute to disease and tissue damage. Excessive activity in one or more of these systems is known or believed to contribute to a number of diseases or disorders, including: myocardial infarction, ischemic-reperfusion injury, inflammatory bowel disease, gram-negative septicemia, Alzheimer's disease and stroke.

         Based on (i) the demonstrated role of these inflammatory pathways in specific diseases, (ii) the known function of C1-INH in regulating these pathways, and (iii) the extensive clinical experience in using C1-INH to treat HAE, C1-INH has been extensively studied, both clinically and pre-clinically, as a potential treatment for a number of diseases. Lev intends to leverage and extend these studies to develop a portfolio of products based on C1-INH.

HEREDITARY ANGIOEDEMA

BACKGROUND

         HAE is a genetic disorder characterized by episodes of edema (swelling) in the extremities, face, abdomen, and airway passages. The majority of patients have stretches of severe abdominal pain, nausea, and vomiting that is caused by swelling in the intestinal wall. Attacks that involve the face and throat must be taken seriously and medical treatment should be sought without delay. Swelling of the throat can close the air passage and cause death by suffocation. The mortality rate from untreated airway obstruction has been reported to be over 30% with death most frequently caused by asphyxiation due to airway closure. The course of the disease is diverse and unpredictable, even within a single patient over his lifetime. Swelling caused by HAE usually lasts for 24-72 hours, but the length of an attack can range from four hours to four days. On average, patients experience approximately one attack per month, but the frequency is highly variable. As many as five to 10% of patients are severely affected, experiencing attacks one to three times per week. HAE affects between 1:10,000 and 1:50,000 individuals worldwide, and it is estimated there are approximately 10,000 patients with HAE in the United States.

         HAE is caused by a defective gene for C1-INH, and this defect is passed on in families - a child has a 50% chance of inheriting this disease if one parent is affected. The absence of family history, however, does not rule out

HAE diagnosis, and as many as 20% of HAE cases involve patients who appear to have had a spontaneous mutation of the C1-INH gene at conception. The genetic defect results in production of either inadequate or nonfunctioning C1-INH protein.

         C1-INH is known to inhibit three key biochemical pathways underlying inflammation and/or coagulation - the complement system, the contact pathway of intrinsic coagulation and the fibrinolytic system. Excessive activity of each of these systems has been demonstrated in HAE, as evidenced by increased levels of components of the complement system, kallikrein, coagulation Factors XIa and XIIa, and plasmin. The biochemical imbalance that results from reduced levels of functional C1-INH leads to the production of proteins and peptides that cause fluids to be released from the capillaries into surrounding tissues thereby causing edema.

         In the absence of C1-INH activity, activated C1 and plasmin generate certain inflammatory mediators which are thought to be causal factors of the angioedema observed in patients with HAE. C1-INH concentrate replaces the missing or non-functional protein and inhibits the cataclysmic subunits of the first component of the classic complement pathway (C1r and C1s), as well as inhibition of the function of kallikrein, plasmin, and coagulation factors XIa and XIIa.

         Because HAE is rare and has a wide variability in disease expression, it is not uncommon for patients to remain undiagnosed or misdiagnosed for many years. Many patients report that their frequent and severe abdominal pain was inappropriately diagnosed as psychosomatic. Although rare, HAE is a disease with potentially catastrophic consequences for those affected. Aside from the potentially fatal acute respiratory compromise, unnecessary exploratory surgery has been performed on patients experiencing gastrointestinal edema because abdominal HAE attacks mimic conditions requiring surgery.

         Traditionally, HAE has been classified into two types (I and II). The most common form of the disease, Type I, is characterized by low levels of C1-INH and affects about 85% of patients, whereas Type II HAE affects 15% of patients and is characterized by non-functional C1-INH. A third type of HAE has been identified in which the abnormal C1-INH protein binds to albumin effectively reducing the amount of functional C1-INH.

CURRENT TREATMENTS

         Treatment of HAE can be categorized as: (i) preventive treatments for patients severely affected by HAE; and (ii) mitigation treatments to remedy the symptoms of infrequent episodic acute attacks. The only currently available treatments in the United States for severe attacks are anabolic steroids, pain control, and rehydration. Restriction of the inciting activity (e.g. repetitive motion such as typing or hammering) is also advised. Current treatments for HAE in the United States do not prevent all attacks and have adverse side effects.

         Long-term prevention therapy is recommended for patients who experience more than one attack per month, or who believe the disease significantly interferes with their quality of life. Most of these patients are currently treated with anabolic steroids that reduce the frequency of attacks of edema. The most commonly used steroids are alpha-alkylated androgens such as stanozolol and danazol. Although these drugs are effective in reducing the number and severity of the most serious attacks, they do not prevent all attacks. In addition, use of such anabolic steroids can have numerous side effects ranging from hepatotoxicity (liver toxicity), virilization (development of male sexual characteristics in a female), weight gain, acne and hirsutism (unwanted hair growth). Another preventive treatment is the use of freshly frozen plasma, which contains C1-INH, but which also contains a wide variety of other factors that may activate multiple inflammatory pathways and exacerbate an attack.

         There are currently no approved treatments for acute attacks available in the United States. Rather, current therapies primarily focus upon treating the symptoms of an acute attack. For swelling of the intestinal wall, which can cause debilitating pain, narcotics such as morphine and antiemetics for nausea are given, but these medications only address the symptoms and not the underlying cause. For severe laryngeal swelling, which can be life threatening, rescue therapy such as intubation or tracheotomy may be required. There are no treatments available for swelling of the face or extremities.

C1-ESTERASE INHIBITOR

         HAE can be effectively treated with intravenous administration of C1-INH purified from human plasma. In Europe, C1-INH, produced by several manufacturers, has been used to treat patients with HAE safely and effectively for more than 30 years, and is widely accepted by HAE associations around the world as the treatment of choice for acute attacks of HAE. It can be used to treat acutely, when there is an attack, or prophylactically, to prevent attacks, depending on the severity of the case. The treatment concept is similar to hemophilia, in which a patient is treated regularly with the particular clotting factor in which he is deficient. In spite of this long record of safety and efficacy in Europe, C1-INH has never been introduced in the United States, and it is Lev's objective to bring C1-INH to the United States for the treatment of patients with HAE.

         Lev's first product candidate, C1-INH prepared from human plasma, is being developed for both acute and prophylactic treatment of HAE. C1-INH is given by intravenous administration. Published studies by others have shown C1-INH treatment to resolve angioedema in 30 minutes to two hours, compared to 24-72 hours when untreated. A research study published in the New England Journal of Medicine in 1996, provided evidence that this treatment was safe and effective for both prevention of attacks and as an acute attack therapy - rapid resolution of laryngeal, facial, abdominal, and extremity swelling was observed. A study published in the Archives of Internal Medicine in 2001 concluded C1-INH to be highly effective in treating the laryngeal edema of HAE with rapid resolution of symptoms. Lev believes these studies, and others showing comparable efficacy, are representative of the extensive European clinical experience using C1-INH as a treatment for HAE for more than 30 years.

         Lev has entered into a distribution and manufacturing services agreement with Sanquin Blood Supply Foundation, a not-for-profit organization in the Netherlands that provides blood supplies and promotes transfusion medicine. Sanquin currently manufactures and markets a highly purified preparation of C1-INH in Europe and pursuant to its agreement with Lev agreed to provide Lev with C1-INH for use in its clinical trials and for commercial distribution upon regulatory licensure. Pursuant to the agreement, Lev has distribution rights in all countries in North, Central and South America, with the exception of the Dutch Overseas Territories, Argentina and Brazil.

         In the third quarter of 2004, Lev filed an IND with the FDA to begin a Phase III clinical trial of C1-INH for treating HAE in the United States. Lev intends to initiate this clinical trial - a multi-center, placebo-controlled, double-blind study - in the first half of 2005. The study is designed to examine the use of C1-INH in both treating acute attacks of angioedema and in preventing the onset of such attacks. In July 2004 Lev received orphan drug designation from the FDA for C1-INH in treating HAE. Upon product licensure, this designation could provide Lev with seven years of marketing exclusivity for its C1-INH product as a treatment for HAE in the United States as well as certain tax credits and eligibility for certain government grants.

ACUTE MYOCARDIAL INFARCTION

BACKGROUND

         AMI, commonly known as a heart attack, is a sudden, life-threatening cardiac disorder caused by an obstruction of blood flow to the heart. The major symptom of AMI is chest discomfort, but associated symptoms include nausea, vomiting, shortness of breath, and dizziness. AMIs vary in severity and symptoms, and the intensity of the systems depends on the size of the area of heart muscle affected by the infarction. Clinical diagnosis of AMI is typically based on elevation of two cardiac enzymes, creatine phosphokinase and troponin, markers considered highly reliable measures of cardiac injury.

         AMI results in the development of myocardial necrosis, or death of heart cells or tissue, due to ischemia (lack of oxygen). The heart cells are not supplied with sufficient oxygen to meet their metabolic requirements. The most common cause of AMI is atherosclerosis or the accumulation of plaques in the arterial wall. Plaques can rupture and form a thrombus, or clot, that partially or totally blocks arterial blood flow. Patients with this condition suffer the disruption of the normal pattern of contractions of the heart muscle leading to atrial fibrillation (rapid uncontrolled beat) and/or heart failure. There are approximately 1,200,000 patients with AMI in the United States annually, resulting in an estimated 500,000 directly attributable deaths.

CURRENT TREATMENTS

         Current treatments for AMI are limited and are aimed at restoring blood flow, improving tissue oxygenation and preventing further arterial obstruction. The first line of treatment usually includes oxygen (to reduce the workload of the heart), aspirin (to inhibit further clot formation), nitroglycerin (to reduce the oxygen requirements of the heart) and morphine (for pain). Fibrinolytic drugs, such as streptokinase, urokinase or alteplase, are administered to dissolve clots, and heparin is given as an anticoagulant to prevent further clot formation. Percutaneous transluminal coronary angioplasty, or PTCA, is commonly performed to restore blood flow to the affected coronary artery, a procedure that may involve the placement of a stent to prevent closure of the vessel. In some cases, coronary arterial bypass graft surgery may be required. Antiplatelet medications, such as aspirin and clopidogrel, have become a cornerstone of therapy for AMI. These medications prevent the accumulation of platelets, a trigger event in clot formation. Newer strategies include the use of platelet glycoprotein IIb-IIIa receptor inhibitors, low molecular weight heparin, and Factor Xa inhibitors.


C1-INH

         Current treatments for AMI, both surgical and pharmaceutical, are directed at restoring blood flow to heart tissue or preventing further obstruction. The later stages of cardiac cell injury during AMI, however, result at least in part from an inflammatory response. Activation of the complement system has been demonstrated, inflammatory mediators have been identified, and certain anti-inflammatory drugs have been shown to reduce infarct size in animal models. Despite a widespread appreciation for the role of inflammation in AMI in both the scientific and medical communities, no presently available treatments directly target the mechanisms of inflammation. Based on preliminary animal and clinical data, Lev believes C1-INH may be useful as a treatment for AMI.

         Two of the major inflammatory pathways believed to be involved in AMI are the complement system and the contact pathway of intrinsic coagulation. C1-INH is an important inhibitor of both of these pathways and, therefore, may provide a therapeutic benefit in the treatment of AMI. C1-INH has been studied extensively in animal models of myocardial infarction in rat, pig, cat and dog models. In these studies, C1-INH was shown both to restore blood flow and to reduce cardiac damage. The use of C1-INH in treating AMI has also been studied in a preliminary clinical trial published in the European Heart Journal in 2002. In 13 patients, release of troponin T and creatine kinase MB, two accepted biochemical markers of cardiac damage, were reduced by 36% and 57%, respectively, compared to 18 controls. Lev has entered into an exclusive world-wide license with Sanquin for the use of C1-INH for the treatment of AMI.

OTHER INFLAMMATORY DISEASES

         The process of inflammation underlies a number of serious diseases, including rheumatoid arthritis and inflammatory bowel disease, and is now also understood to play a role in other disorders previously thought to be unrelated to inflammation, including Alzheimer's disease and stroke. C1-INH has been examined as a potential treatment for some of these diseases, in animal studies, and in a limited number of disorders, in clinical studies as well. C1-INH has been studied in animal models of pancreatitis, lung transplantation, burn injuries and traumatic shock. Preliminary clinical studies have been done in coronary bypass surgery, gram-negative septicemia and bone marrow transplantation. Based on these studies, and on the role C1-INH is known to play in inhibiting key inflammatory pathways, Lev intends to develop C1-INH for certain additional diseases and disorders. Lev believes the extensive clinical experience with C1-INH in treating HAE in Europe will facilitate its introduction into other clinical indications.

DISTRIBUTION, MANUFACTURING  AND LICENSING RELATIONSHIPS

Distribution and Manufacturing Services Agreement with Sanquin

         Lev entered into a Distribution and Manufacturing Services Agreement with Sanquin as of January 16, 2004. Under this agreement, Sanquin has granted to Lev (i) the exclusive right to distribute, market, offer for sale, sell, import and promote C1-INH derived from human plasma as manufactured by Sanquin in all countries in North America and South America (other than the Dutch Overseas Territories, Argentina and Brazil), and (ii) a right of first refusal to distribute, market, offer for sale, sell, import and promote C1-INH derived from human plasma as manufactured by Sanquin in certain other geographic regions and under certain conditions.

         Under this agreement, Lev has agreed to take primary responsibility for conducting the Phase III clinical trials of C1-INH for the treatment of HAE, and preparation and filing of all regulatory applications necessary to register the product candidate. Sanquin has agreed to provide Lev with technical data and support necessary to assist it in preparing and filing all such regulatory applications. Upon obtaining regulatory approval for C1-INH for the treatment of HAE, under the agreement Lev shall own the regulatory approvals for the product.

         Sanquin has agreed to supply C1-INH for Lev's Phase III clinical trials. Upon receipt of FDA approval for its product candidate for the treatment of HAE, upon commercial launch of such product and thereafter during the term of the agreement, Sanquin has agreed to supply Lev with its commercial requirements for C1-INH for the treatment of HAE in each country where Lev has received regulatory approval. Lev's purchase of C1-INH from Sanquin is subject to minimum annual purchase requirements.

         The initial term of this agreement shall expire on December 31, 2007, subject to extension. Lev has the right to extend the term of this agreement for up to six years in two three year periods upon written notice to Sanquin no later than six months before this agreement or an extension of this agreement terminates.

         As per the agreement, Lev has obtained FDA consent for its plan to collect necessary data to support licensure in the United States and Lev has secured the support of a clinical research organization to conduct its Phase III clinical trials for its HAE product candidate. In addition, Sanquin has the right to terminate this agreement in the event, among other things, that:

      (i) Lev fails to complete the enrollment of its Phase III clinical trials for its HAE product candidate within a specified time frame;

      (ii) Lev fails to submit the biologics license application, ("BLA"), in the United States within a specified time frame; or

      (iii) Lev fails to obtain marketing approval in the United States within a specified time frame;

Exclusive License Agreement with Sanquin

         Lev entered into a license agreement with Sanquin on January 27, 2004. Under this agreement, Lev has an exclusive, world-wide, royalty-bearing license, with the right to sublicense, to the use of C1 esterase inhibitor for the treatment of AMI.

         In connection with the license agreement, Lev has paid Sanquin certain fees and has reimbursed Sanquin for certain expenses. In addition, Lev has an obligation to pay Sanquin royalties on sales of products incorporating the licensed technology.

         Lev is required to create a comprehensive plan for the commercial exploitation of the licensed technology, and to such end Lev has agreed to commit at least $125,000 per annum during the first three years following the execution of this agreement toward such research. In addition, Lev has agreed to use commercially reasonable efforts to manufacture and market products incorporating the licensed technology.

         The license agreement, unless it is terminated earlier, shall continue in force until the expiration, invalidation or unenforceability of the last to expire patent licensed pursuant to the agreement. Either party may terminate the agreement in the event of an uncured breach by the other.

INTELLECTUAL PROPERTY

The following factors are important to Lev's success:

      o     receiving patent protection for its product candidates;
      o     not infringing on the intellectual property rights of others;
      o     preventing others from infringing its intellectual property rights;
            and
      o     maintaining its patent rights and trade secrets.

         Lev actively seeks, when appropriate, protection for its proposed products, technologies and proprietary information through U.S. and foreign patents. In addition, Lev relies upon trade secrets and contractual arrangements to protect its proprietary information.

         As of January 3, 2005, Lev owns or licenses one U.S. patent and one foreign patent related to its technologies, compounds and their applications in pharmaceutical development or their use as pharmaceuticals. Lev faces the risk that one or more of the above patent applications may be denied. Lev also faces the risk that its issued patents may be challenged or circumvented or may otherwise not provide protection for any commercially viable products it develops. Lev also notes that U.S. patents and patent applications may be subject to interference proceedings, and U.S. patents may be subject to reexamination proceedings in the U.S. Patent and Trademark Office (and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office), which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, reexamination and opposition proceedings may be costly. Furthermore, an adverse decision in an interference proceeding can result in a third party receiving the very patent rights sought by Lev, which in turn could affect its ability to market a potential product to which that patent filing was directed. In the event that Lev seeks to enforce any of its owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents Lev asserts, which, if successful, would result in the entire loss of its patent or the relevant portion of its patent and not just with respect to that particular infringer. Any litigation to enforce or defend its patent rights, even if Lev were to prevail, could be costly and time-consuming and would divert the attention of Lev's management and key personnel from its business operations.

         In addition, Lev's ability to assert its patents against a potential infringer depends on its ability to detect the infringement in the first instance. Many countries, including certain European countries, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties in some circumstances (for example, when the patent owner has failed to "work" the invention in that country, or the third party has patented improvements). In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. Compulsory licensing of life saving drugs is also becoming increasingly popular in developing countries either through direct legislation or international initiatives. Such compulsory licenses could be extended to include some of Lev's product candidates, which could limit Lev's potential revenue opportunities. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection.

      Lev's success will also depend in part upon its not infringing patents issued to others. If Lev's product candidates are found to infringe the patents of others, Lev's development, manufacture and sale of such potential products could be severely restricted or prohibited.

         Patent litigation can involve complex factual and legal questions and its outcome is uncertain. Any claim relating to infringement of patents that is successfully asserted against Lev may require us to pay substantial damages. Even if Lev were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, if a patent infringement suit were brought against Lev or its future strategic partners or licensees, if any, Lev or they may be forced to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party's intellectual property unless that party grants Lev or its strategic partners or licensees rights to use its intellectual property. In such cases, Lev may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize its products. However, Lev may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all. Even if Lev or its strategic partners or licensees were able to obtain rights to the third party's intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, Lev may be unable to commercialize some of its potential products or may have to cease some of its business operations as a result of patent infringement claims, which could severely harm its business.

         Much of Lev's technology and many of its processes depend upon the knowledge, experience and skills of Lev's scientific and technical personnel. To protect rights to its proprietary know-how and technology, Lev generally requires all employees, contractors, consultants, advisors, visiting scientists and collaborators as well as potential collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information. The agreements with employees and consultants also require disclosure and assignment to us of ideas, developments, discoveries and inventions. These agreements may not effectively prevent disclosure of Lev's confidential information or provide meaningful protection for its confidential information.

COMPETITION

         Lev competes in an industry characterized by intense competition and rapid technological change. New developments occur and are expected to continue to occur at a rapid pace. Discoveries or commercial developments by Lev's competitors may render some or all of Lev's technologies, products or potential products obsolete or non-competitive.

         Lev's principal focus is on the development of therapeutic products. Lev conducts research and development programs to develop and test product candidates and demonstrate to appropriate regulatory agencies that these products are safe and effective for therapeutic use in particular indications. Lev's principal competitors are companies that are already marketing products in those indications or are developing new products for those indications. Most of these organizations have greater financial resources and experience than Lev does.

         Companies developing therapeutics for the treatment of HAE include Dyax Corp., Jerini AG and Pharming Group N.V. In addition, ZLB Behring currently markets a plasma-derived C1-esterase inhibitor outside of the U.S. Other competitors and potential competitors include companies that market and develop anabolic steroid-based drugs and anti-inflammatory compounds.

         For potential cardiovascular disease product applications, our potential competitors include numerous pharmaceutical and biotechnology companies, most of which have substantially greater financial resources and experience than Lev does.

GOVERNMENT REGULATION

         Regulation by governmental authorities in the United States and other countries is a significant factor in the development, manufacture and marketing of pharmaceuticals, and in Lev's ongoing research and development activities. All of Lev's products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical drugs are subject to rigorous preclinical testing and clinical trials and other premarketing approval requirements by the FDA and regulatory authorities in other countries. In the United States, various federal, and in some cases state statutes and regulations, also govern or impact upon the manufacturing, safety, labeling, storage, record-keeping and marketing of pharmaceutical products. The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations, require the expenditure of substantial resources. Regulatory approval, when and if obtained for any of Lev's product candidates, may be limited in scope which may significantly limit the indicated uses for which Lev's product candidates may be marketed. Further, approved drugs and manufacturers are subject to ongoing review and discovery of previously unknown problems that may result in restrictions on their manufacture, sale or use or in their withdrawal from the market.

Preclinical Studies

         Before testing any compounds with potential therapeutic value in human subjects in the United States, stringent government requirements for preclinical data must be satisfied. Preclinical testing includes both in vitro and in vivo laboratory evaluation and characterization of the safety and efficacy of a drug and its formulation. Preclinical testing results obtained from studies in several animal species, as well as from in vitro studies, are submitted to the FDA as part of an investigational new drug application, or IND, and are reviewed by the FDA prior to the commencement of human clinical trials. These preclinical data must provide an adequate basis for evaluating both the safety and the scientific rationale for the initial trials in human volunteers.

    Clinical Trials

         If a company wants to test a new drug in humans, an IND must be prepared and filed with the FDA. The IND becomes effective if not rejected or put on clinical hold by the FDA within 30 days. In addition, an Institutional Review Board comprised in part of physicians at the hospital or clinic where the proposed trials will be conducted, must review and approve the trial protocol and monitor the trial on an ongoing basis. The FDA may, at any time during the 30-day period or at any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization and then only under terms authorized by the FDA. In some instances, the IND application process can result in substantial delay and expense.

    Clinical Trial Phases

         Clinical trials typically are conducted in three sequential phases, phases I, II and III, with phase IV trials potentially conducted after marketing approval. These phases may be compressed, may overlap or may be omitted in some circumstances.

o Phase I clinical trials. After an IND becomes effective, phase I human clinical trials can begin. These trials evaluate a drug's safety profile, and the range of safe dosages that can be administered to healthy volunteers and/or patients, including the maximum tolerated dose that can be given to a trial subject with the target disease or condition. Phase I trials also determine how a drug is absorbed, distributed, metabolized and excreted by the body, and duration of its action.

o Phase II clinical trials. Phase II clinical trials typical are designed to evaluate the potential effectiveness of the drug in patients and to further ascertain the safety of the drug at the dosage given in a larger patient population.

o Phase III clinical trials. In phase III clinical trials, the drug is usually tested in a controlled, randomized trial comparing the investigational new drug to an approved form of therapy in an expanded and well defined patient population and at multiple clinical sites. The goal of these trials is to obtain definitive statistical evidence of safety and effectiveness of the investigational new drug regime as compared to an approved standard therapy in defined patient populations with a given disease and stage of illness.

    New Drug Application

         After completion of clinical trials, if there is substantial evidence that the drug is safe and effective, a new drug application, or NDA, is prepared and submitted for the FDA to review. The NDA must contain all of the essential information on the drug gathered to that date, including data from preclinical and clinical trials, and the content and format of an NDA must conform with all FDA regulations and guidelines. Accordingly, the preparation and submission of an NDA is a major undertaking for a company.

         The FDA reviews all NDAs submitted before it accepts them for filing and may request additional information from the sponsor rather than accepting an NDA for filing. In such an event, the NDA must be submitted with the additional information and, again, is subject to review before filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA. By law, the FDA has 180 days in which to review the NDA and respond to the applicant. The review process is often significantly extended by the FDA through requests for additional information and clarification. The FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation, but gives great weight to it. If the FDA evaluations of both the NDA and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter, which usually contains a number of conditions that must be satisfied in order to secure final approval. If the FDA's evaluation of the NDA submission or manufacturing facility is not favorable, the FDA may refuse to approve the NDA or issue a not approvable letter.

Other Regulatory Requirements.

         Any products Lev manufactures or distributes under FDA approvals are subject to pervasive and continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the products. Drug manufacturers and their subcontractors are required to register with the FDA and, where appropriate, state agencies, and are subject to periodic unannounced inspections by the FDA and state agencies for compliance with cGMP regulations which impose procedural and documentation requirements upon Lev and any third party manufacturers Lev utilizes.

         The FDA closely regulates the marketing and promotion of drugs. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available drugs for uses that are not described in the product's labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer's communications on the subject of off-label use.

         The FDA's policies may change and additional government regulations may be enacted which could prevent or delay regulatory approval of Lev's product candidates or approval of new indications for Lev's existing products. Lev cannot predict the likelihood, nature or extent of adverse governmental regulations that might arise from future legislative or administrative action, either in the United States or abroad.

     Approvals Outside of the United States.

         Lev will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of its products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval. Lev cannot assure you that clinical trials conducted in one country will be accepted by other countries or that approval in one country will result in approval in any other country.

LEGAL PROCEEDINGS

         Lev is not a party to any material legal proceeding. Lev may be subject to various claims and legal actions arising in the ordinary course of business from time to time.

FACILITIES

         Lev currently subleases approximately 1,000 square feet of space for its headquarters in New York, New York. The sublease will expire on August 31, 2006. The annual payment amounts due under the sublease are approximately $29,000 for 2004, $68,000 for 2005 and $46,000 for 2006. Lev believes that its new facility will be adequate for its needs for at least the next several years, and Lev expects that additional facilities will be available in other jurisdictions to the extent Lev adds new offices.

EMPLOYEES

         As of January 3, 2005, 2004, Lev had 5 employees. Lev considers its relationship with its employees to be good.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The Company's executive officers and directors as of January 3, 2005 are:

    -------------------------------------------------------------------
    Name                       Age    Position
    -------------------------------------------------------------------
    Judson Cooper              46     Chairman of the Board,
                                      Executive Vice President and
                                      Secretary
    Joshua D. Schein           44     Chief Executive Officer and
                                      Director
    Yanina Tova Wachtfogel     46     Chief Scientific Officer
    Scott Eagle                45     Director
    Eric I. Richman            43     Director
    Thomas Lanier              45     Director
    -------------------------------------------------------------------


EXECUTIVE OFFICERS

JUDSON COOPER has been the Company's Chairman of the Board of Directors, Executive Vice President and Secretary since December 29, 2004 and Lev's Chairman of the Board of Directors since the commencement of operations in July 2003 and Executive Vice President since November 1, 2004. Mr. Cooper is also a founder of SIGA Technologies, Inc., a publicly-traded biotechnology company, and served as its Chairman from August 1998 to April 2001. Mr. Cooper also served as SIGA's acting Chairman from April 1998 to August 1998, as a Director from December 1995 to April 2001, and as Executive Vice President from November 1996 to April 2001, and as its founding President from December 1995 to November 1996. Mr. Cooper is also a founder of DepoMed, Inc., a publicly-traded drug delivery company and served as a director of the company from December 1995 to June 1998. From January 1996 to August 1998, Mr. Cooper was an executive officer and a director of Virologix Corporation, a private biotechnology company which he co-founded and subsequently was acquired by Access Pharmaceuticals, a publicly-traded biotechnology company. From June 1996 to September 1998, Mr. Cooper was an executive officer and a director of Callisto Pharmaceuticals, Inc., a publicly-traded biotechnology company which he co-founded. Mr. Cooper is also a founder of Hemoxymed, Inc., a publicly-traded biotechnology company. Since 1997, Mr. Cooper has been a principal of Prism Ventures LLC, a privately held limited liability company focused on the biotechnology industry. From September 1993 to December 1995, Mr. Cooper was a private investor. From 1991 to 1993, Mr. Cooper was a Vice President at D. Blech & Company, Incorporated, a merchant and investment banking firm focused on the biopharmaceutical industry. Mr. Cooper is a graduate of the Kellogg School of Management.

JOSHUA D. SCHEIN, PH.D. has been the Company's Chief Executive Officer and a Director since December 29, 2004 and Lev's Chief Executive Officer and a Director since the commencement of operations in July 2003. Dr. Schein is also a founder of SIGA Technologies, Inc., a publicly-traded biotechnology company, and served as its Chief Executive Officer from August 1998 to April 2001. Dr. Schein also served as SIGA's acting Chief Executive Officer from April 1998 to August 1998, as Secretary and a Director from December 1995 to April 2001, and as Chief Financial Officer from December 1995 until April 1998. Dr. Schein is also a founder of DepoMed, Inc., a publicly-traded drug delivery company and served as a director of the company from December 1995 to June 1998. From January 1996 to August 1998, Dr. Schein was an executive officer and a director of Virologix Corporation, a private biotechnology company which he co-founded and subsequently was acquired by Access Pharmaceuticals, a publicly-traded biotechnology company. From June 1996 to September 1998, Dr. Schein was an executive officer and a director of Callisto Pharmaceuticals, Inc., a publicly-traded biotechnology company which he co-founded. Dr. Schein is also a founder of Hemoxymed, Inc., a publicly-traded biotechnology company. Since 1997, Dr. Schein has been a principal of Prism Ventures LLC, a privately held limited liability company focused on the biotechnology industry. From 1994 to 1995, Dr. Schein served as a Vice President of Investment Banking at Josephthal, Lyon and Ross, Incorporated, an investment banking firm. From 1991 to 1994, Dr. Schein was a Vice President at D. Blech & Company, Incorporated, a merchant and investment banking firm focused on the biopharmaceutical industry. Dr. Schein received a Ph.D. in neuroscience from the Albert Einstein College of Medicine, an MBA from the Columbia Graduate School of Business, and a B.A. in biochemistry from Brandeis University.

YANINA TOVA WACHTFOGEL has been the Company's Chief Scientific Officer since December 29, 2004 and Lev's Chief Scientific Officer since February 2004. From July 2003 to February 2004, Ms. Wachtfogel served as President and Chief Operating Officer of Lev. Ms. Wachtfogel has extensive industry experience in the development of therapeutics for treatment in the fields of inflammation, immunology, and cardiovascular disease. Prior to joining Lev, Ms. Wachtfogel served as Chief Operating Officer and Vice President, Scientific Affairs for Callisto Pharmaceuticals, Inc., a publicly-traded biotechnology company, from 2001 to 2003. Previously, Ms. Wachtfogel served as a Senior Manager, Scientific Affairs at Bristol-Myers Squibb Oncology/Immunology and a Medical Education Specialist, US Human Health at Merck & Co., Inc. Prior to joining industry, Ms. Wachtfogel spent 15 years as an academic research scientist in the Sol Sherry Thrombosis Research Center at the Temple University School of Medicine doing basic and clinical research focused on inflammatory mediators and the contact pathway of intrinsic coagulation. During her academic career, Ms. Wachtfogel was a visiting research scientist at many international academic centers and published numerous articles in peer-reviewed journals.

NON-EMPLOYEE DIRECTORS

SCOTT EAGLE has served as a Director of the Company since December 29, 2004. Since November 1998, Mr. Eagle has been Vice President of Marketing at Claria Corporation, a leading behavioral online marketing firm where he manages the marketing team and oversees business development and partnership activities. Prior to joining Claria, Mr. Eagle was the Vice President of Marketing at Concentric Network Corporation from 1996 to 1998. Before Concentric, from 1993 to 1996, Mr. Eagle served as Vice President of Marketing at MFS Communications where he launched regional marketing campaigns for the start-up MFS Intelenet subsidiary. Mr. Eagle began his career at Procter & Gamble in marketing and new product development for the consumer package goods, managing brands such as Formula 44 and Chloraseptic. Mr. Eagle holds a B.S. from the University of Pennsylvania, Wharton School.

ERIC I. RICHMAN has served as a Director of the Company since December 29, 2004. Since October 2003, Mr. Richman has been Vice President, Business Development and Strategic Planning at PharmAthene, Inc., a private biotechnology company. From 2000 to 2003, he was Vice President, Corporate Development at MaxCyte, Inc. Prior to that, from 1998 to 2000, he was Director, Internal Commercialization with MedImmune, Inc. From 1993 to 1998, Mr. Richman was MedImmune's Senior Director of Transplantation Products. Mr. Richman was part of the founding team at MedImmune holding various other administrative, financial and strategic planning positions since joining MedImmune in 1998. Mr. Richman was a key member on the launch teams for MedImmune's biotechnology products, both domestically and internationally. Mr. Richman received a B.S. degree in Biomedical Science in 1984 from the Sophie Davis School of Biomedical Education and an MBA in 1987 from the American Graduate School in International Management.

THOMAS LANIER has served as a Director of the Company since December 29, 2004. Mr. Lanier has served as Financial Attache in the Office of International Affairs, US Treasury, Moscow since 2003. From 1996 to 2003, Mr. Lanier was an International Advisor for the U.S. Department of the Treasury during which time he co-wrote the U.S. Treasury's guide to external debt issuance for emerging market borrowers. From 1988 until 1996 Mr. Lanier worked for Chemical Bank as a U.S. Government Bond Trader (1988-1993), Emerging Markets Salesperson (1993-1994) and Emerging Markets Debt Trader (1994-1996). In 1981 Mr. Lanier graduated from the United States Military Academy at West Point with a Bachelor of Science Degree and prior to leaving the Army in 1986, also graduated from the U.S. Army Airborne School and the U.S. Army Flight School as well as planning, organizing and controlling logistical operations on an international project for the Army Chief of Staff. In 1998, Mr. Lanier received a Masters of Business Administration with an emphasis in finance and marketing from the Fuqua School of Business, Duke University.

COMMITTEES OF THE BOARD OF DIRECTORS

         Currently, the Company's Board of Directors does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The Company's Board of Directors intends to create such committees shortly after the closing of the Merger.

EXECUTIVE COMPENSATION

         During 2003, no compensation was paid to the Company's or Lev's executive officers.

EMPLOYEE BENEFIT PLANS

    2004 Omnibus Incentive Compensation Plan

         Pursuant to the Agreement, the Company has assumed Lev's obligations under Lev's 2004 Omnibus Incentive Compensation Plan (the "2004 Plan"). Lev's board of directors adopted, and its stockholders approved, the 2004 Plan in March 2004.

         Share Reserve. A total of 3,500,000 shares of the Company's common stock has been reserved for issuance under the 2004 Plan. On December 29, 2004, the Board of Directors of the Company increased the number of shares reserved for issuance under the 2004 Plan to 10,000,000, subject to stockholder approval.

         Eligibility and Terms of Awards. The 2004 Plan permits the grant of cash-based awards, options, stock appreciation rights, restricted stock units, performance shares, performance units, covered employee annual incentive awards, restricted stock awards and other stock-based awards to our employees and directors. Options will be either incentive stock options or ISOs, as defined under the Internal Revenue Code of 1986, as amended, or the Code, which may be granted solely to employees (including officers); or nonstatutory stock options, or NSOs, that do not qualify as incentive stock options within the meaning of
Section 422 of the Code and which may be granted to employees (including officers) and directors.

         Administration. The Company's board of directors administers the 2004 Plan unless it delegates administration of the plan to a committee. In either case, the plan administrator determines the recipients and terms and conditions applicable to each award made under the 2004 Plan, including the exercise or purchase price, the vesting schedule and the ability to exercise an award prior to vesting and the provisions related to the impact of a termination of employment or service on outstanding awards. The plan administrator may also amend the terms of the 2004 Plan and outstanding equity awards, except that no amendment may adversely affect an award without the recipient's written consent. The plan administrator may not amend an option to lower its exercise price or exchange an option for an option with a lower exercise price, another equity award, cash, or any other consideration or may take any other action that is treated as a repricing under U.S. generally accepted accounting principles without the prior approval of the Company's stockholders. Amendments to the 2004 Plan are subject to stockholder approval to the extent required by law, rule or regulation.

         Stock Options. Stock options are granted pursuant to stock option agreements. The plan administrator determines the exercise price for a stock option subject, in the case of ISOs, to the requirements of Section 422 of the Code. Options granted under the 2004 Plan vest at the rate specified in the option agreement.

         The plan administrator determines the term of stock options granted under the 2004 Plan. Generally, the term of stock options granted under the 2004 Plan may not exceed ten years. The plan administrator determines the extent to which the optionee shall have the right to exercise the stock option following termination of the optionee's employment or provision of services to the company. In no event may an option be exercised after the maximum term provided for in the stock option agreement.

         Acceptable consideration for the purchase of common stock issued under the 2004 Plan will be determined by the plan administrator and may include cash, common stock previously owned by the optionee, consideration received in a "cashless" exercise program implemented by the Company and other legal consideration approved by the plan administrator.

         Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the stock option agreement provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death.

         Restricted Stock Awards. Restricted stock awards are purchased through a restricted stock purchase agreement. The purchase price for restricted stock awards must be at least the par value of the stock. The purchase price for a restricted stock award may be payable in cash, the recipient's past services performed for Lev, or any other form of legal consideration acceptable to the plan administrator.

         Stock Appreciation Rights. A stock appreciation right is granted pursuant to a stock appreciation right agreement. The plan administrator determines the strike price and term for a stock appreciation right granted under the 2004 Plan. A stock appreciation right granted under the 2004 Plan vests at the rate specified in the stock appreciation right agreement. If an awardee's service relationship with the Company, or any affiliate of the Company, ceases, then the awardee, or his or her beneficiary, may exercise any vested stock appreciation right after the date such service relationship ends for the period of time provided in the stock appreciation right agreement. Different post-termination exercise periods may be provided in the stock appreciation right agreement for specific types of terminations such as death, disability or retirement. The Company's payment to a participant in settlement of a stock appreciation right may be made by the delivery of shares of the Company's common stock, cash, or any combination of the two.

         Effect of a Change in Control. The Company's standard form of stock option agreement provides that following specified change in control transactions, the equity awards granted under the 2004 Plan will be fully vested and exercisable if the optionee ceases to perform services for the surviving or acquiring company within 12 months after the close of the change in control transaction and the optionee is terminated by the surviving or acquiring company for any reason except cause.

EMPLOYMENT AGREEMENTS

         The Company, pursuant to the Agreement, assumed the Employment Agreements Lev was a party to with Joshua Schein and Judson Cooper dated as of November 1, 2004 (the "Employment Agreements"). Pursuant to the respective Employment Agreements, Mr. Schein is employed as the Company's Chief Executive Officer and Mr. Cooper is employed as the Company's Chairman of the Board and Executive Vice President for an initial term of four years, which is automatically renewable for successive one-year terms. Pursuant to the Employment Agreements, each of Mr. Schein and Mr. Cooper receives a base salary of $312,500 with an annual 5% increase, options to purchase up to 1,427,450 shares of the Company's common stock with an exercise price of $.85 per share and customary benefits and reimbursements. In the event Messrs. Schein or Cooper are terminated in connection with a change in control of the Company, each will receive his salary for the remainder of the term of the Employment Agreement and all other amounts due pursuant to the Employment Agreement plus a tax gross-up payment.

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

         The following table indicates beneficial ownership of Company common stock as of January 3, 2005 by:

      o By each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

      o     By each executive officer and director of the Company; and

      o     By all executive officers and directors of the Company as a group.

         Unless other indicated, the address of each beneficial owner listed below is c/o Fun City Popcorn, Inc. 122 E. 42nd Street, Suite 2606, New York, NY 10168.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 76,303,320 shares of Company common stock issued and outstanding as of January 3, 2005, after giving effect to the conversion of the Company's convertible preferred stock.

                                              Number of     Percentage of Shares
   Name of Beneficial Owner                   Shares        Beneficially Owned
   ----------------------------------------   -----------   --------------------
   Named executive officers and directors:
   Judson Cooper (1)                          29,329,102    37.7%
   Joshua D. Schein (2)                       29,894,372    38.5%
   Yanina T. Wachtfogel                        3,425,879     4.5%
   Scott Eagle                                    --          --
   Eric I. Richman                                --          --
   Thomas Lanier                                  71,372      *
   All Directors and Executive Officers as a
     Group (6 persons)                        35,247,308    44.5%
   Prism Ventures LLC (3)                     27,473,417    36.0%

--------
*     less than 1%

(1) Consists of (i) 1,427,450 shares of common stock issuable upon exercise of stock options, (ii) 27,473,417 shares of common stock owned by various limited liability companies, each of which Prism Ventures, LLC, a limited liability company in which Mr. Cooper owns a 50% interest in, owns and
      (iii) 428,235 shares of common stock owned by certain family members of Mr. Cooper.

(2) Includes (i) 1,427,450 shares of common stock issuable upon exercise of stock options and (ii) 27,473,417 shares of common stock owned by various limited liability companies, each of which Prism Ventures LLC, a limited liability company in which Mr. Schein owns a 50% interest in, owns.

(3) Includes 20,621,658 shares of common stock owned by various limited liability companies, each of which Prism Ventures LLC owns. Each of Judson Cooper and Joshua D. Schein own a 50% interest in Prism Ventures LLC.

                                              Number of     Percentage of Shares
   Name of Beneficial Owner                   Shares        Beneficially Owned
   ----------------------------------------   -----------   --------------------
   Emigrant Capital Corporation               10,076,116    13.2%
   Richard Stone                               6,297,571     8.3%
   Newton Partners LLC (4)                     5,293,763     6.9%
   Windsor Ventures LLC (4)                    5,017,066     6.6%
   Sapphire Ventures LLC (4)                   4,011,362     5.3%

---------
(4)   Prism Ventures LLC owns a 100% limited liability interest of such company.


                            LEV CERTAIN TRANSACTIONS

         At the time of Lev's inception on July 21, 2003, Prism Ventures LLC, which is owned 50% by Judson Cooper, the Company's Chairman and 50% by Joshua Schein, the Company's CEO, purchased 10,554,546 shares of Lev common stock (30,132,168 shares after giving effect to the Merger and assuming the conversion of the Company's convertible preferred stock) for nominal value.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

         The Company's authorized capital stock consists of 10,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of Series A Convertible Preferred Stock, $0.01 par value. The following description of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by, its articles of incorporation, as amended, and bylaws.

COMMON STOCK

         As of January 3, 2005, 9,535,325 shares of the Company's common stock were issued and outstanding and held of record by 635 stockholders.

         Each share of Company common stock entitles its holder to one vote on all matters to be voted upon by the Company's stockholders. Subject to preferences that may apply to any of the Company's outstanding preferred stock, holders of Company common stock will receive ratably any dividends the board of directors declares out of funds legally available for that purpose. If the Company liquidates, dissolves or winds up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of the outstanding preferred stock. The Company common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

SERIES A CONVERTIBLE PREFERRED STOCK

         As of January 3, 2005, 4,789,433 shares of Series A Preferred Stock were outstanding. The Series A Preferred Stock is automatically convertible into an aggregate of 66,767,995 shares of the Company's common stock upon approval by the Company's stockholders of a Certificate of Amendment of the Company's Articles of Incorporation increasing the Company's authorized common stock to 150,000,000 shares (the "Amendment").

         The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company but only out of funds lawfully available for dividends under the laws of the State of Nevada, dividends per share equal to 5% per annum of the Stated Value of the Series A Preferred Stock, before any dividends shall be declared, set apart for or paid upon the Common Stock in any year. The Stated Value is equal to $0.85 per share. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, an amount in cash equal to the aggregate Stated Value of the shares of Series A Preferred Stock then outstanding, plus any accrued but unpaid dividends (or, if there be an insufficient amount to pay all Series A Preferred Stockholders, then ratably among such holders), but before any payment shall be made to the holders of Common Stock. The holders of the Series A Preferred Stock shall be entitled to such number of votes as is equal to the number of shares of Common Stock into which such shares are convertible. Any matter as to which the holders of Common Stock are entitled to vote shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, voting as one class.

WARRANTS

         The Company has issued warrants to purchase 301,668 shares of common stock. 190,327 of such warrants are exercisable at $.10 per share and expire on March 17, 2014. The remaining 111,341 warrants are exercisable at $.85 per share and expire on August 17, 2014.

REGISTRATION RIGHTS

         If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other securities holders, the holders of these shares will be entitled to notice of the registration and will be entitled to include, at the Company's expense, their shares of Company common stock in the registration. In addition, beginning June 29, 2005, the holders of these shares may require the Company, at the Company's expense and on not more than one occasion, to file a registration statement under the Securities Act covering their shares of Company common stock, and the Company will be required to use commercially reasonable efforts to have the registration statement declared effective. Further, the holders may require the Company, at the Company's expense, to register their shares of Company common stock on Form S-3 when registration of the shares under this form becomes possible. These rights terminate, with respect to an individual holder, when such holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any 90-day period. These registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares of common stock included in the registration statement.

                                   PROPOSAL 4

       AMENDMENT TO THE COMPANY'S 2004 OMNIBUS INCENTIVE COMPENSATION PLAN
             TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

           Pursuant to the Merger Agreement, the number of shares of Common Stock issuable upon exercise of outstanding stock options increased from 1,000,000 to 2,854,900, while the number of shares available for issuance under the Plan remained at 3,500,000. The Company's board of directors believes that it is desirable to increase the number of shares available for issuance under the Plan to provide adequate equity incentives to the Company's employees, including officers and directors. On December 29, 2004, the Company's board of directors approved an amendment to the Plan increasing the maximum number of shares available for issuance under the Plan from 3,500,000 to 10,000,000.

           On December 29, 2004, the Company's board of directors approved the grant of 225,000 stock options under the Plan to each of Scott Eagle, Eric Richman and Thomas Lanier, the Company's independent directors, at an exercise price equal to $.80 per share which vest at the rate of 75,000 options per year over a period of three years, subject to stockholder approval of the amendment to the Plan increasing the maximum number of shares available for issuance under the Plan from 3,500,000 to 10,000,000 and subject to stockholder approval of the Fun City Merger. On December 29, 2004, the holders of 58.8% of the Common Stock, including shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, voting as one class, have consented in writing to approve the amendment to the Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires officers, directors and beneficial owners of more than 10% of the Company's shares to file reports with the Commission and submit those reports to the Company. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements.


                                            By Order of the Board of Directors

                                            /s/ Judson A. Cooper
                                            ---------------------------
                                            Judson A. Cooper
                                            Chairman of the Board

                                            Dated: January 24, 2005

                                                                    ATTACHMENT A

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 14th day of January, 2005, by and between Fun City Popcorn, Inc., a Nevada corporation ("Fun City"), and Lev Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of Fun City ("Lev").

                               B A C K G R O U N D

          WHEREAS, the respective Boards of Directors of Fun City and Lev deem it advisable and in the best interests of Fun City and Lev (each of which are sometimes referred to herein as the "Constituent Corporations") and their respective shareholders that Fun City merge with and into Lev (the "Merger"), pursuant to this Agreement and Plan of Merger (the "Plan of Merger") and the applicable provisions of the Nevada Revised Statutes (the "NRS") and the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, the respective shareholders of Fun City and Lev have approved the Merger.

         NOW THEREFORE, in consideration of the foregoing premises, and in reliance on the respective representations, warranties and covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Merger. The Constituent Corporations shall effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

                  (a) The Merger. At the Effective Time (as hereinafter defined), Fun City shall be merged with and into Lev pursuant to this Plan of Merger, the separate corporate existence of Fun City shall cease and Lev shall continue as the surviving corporation under its corporate name, all upon the terms and subject to the conditions provided for in this Agreement and pursuant to the NRS and the DGCL. Lev, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation."

                  (b) Effect of the Merger. The Merger shall have the effect provided therefor by the NRS and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Fun City or Lev shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of Fun City and Lev, and (ii) all debts, liabilities, duties and obligations of Fun City and Lev shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of Fun City and Lev and neither the rights of creditors nor any liens upon the property of Fun City or Lev shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

                  (c) Consummation of the Merger. On the date that the actions taken by Fun City's stockholders pursuant to a written consent dated December 29, 2004 become effective which is expected to be 20 days from the date of mailing to the Fun City stockholders of an Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934, Articles of Merger shall be filed with the Secretary of State of the State of Nevada in accordance with the provisions of the NRS and a Certificate of Merger shall be filed with the Secretary of the State of the State of Delaware in accordance with the provisions of the DGCL, and the Merger shall become effective upon such filing or at such later time on the date hereof as may be specified in the filing with the Secretary of State of the State of Nevada and the Secretary of the State of the State of Delaware (the "Effective Time"). The Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware, hereby agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of Fun City, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger.

         2. Certificate of Incorporation; By-laws; Directors and Officers. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of Lev substantially in the form attached hereto as Exhibit A, until thereafter amended in accordance with the provisions therein and as provided by the DGCL. The By-laws of the Surviving Corporation from and after the Effective Time shall be the By-laws of Lev as in effect immediately prior to the Effective Time, substantially in the form attached hereto as Exhibit B, continuing until thereafter amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the DGCL. The initial directors of the Surviving Corporation shall be the directors of Fun City immediately prior to the Effective Time, in each case until their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of Fun City immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.

         3. Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Fun City, Lev or any holder of any shares of capital stock of Fun City, all of the outstanding shares of Fun City Common Stock (including shares of Fun City Common Stock issuable upon automatic conversion of the Fun City Series A Convertible Preferred Stock, $.01 par value per share) shall be converted on a 1:1 basis into shares of Lev Common Stock, $0.01 par value per share (the "Shares"). Furthermore, the one share of Lev Common Stock issued and outstanding in the name of Fun City shall be cancelled and retired, and no payment shall be made with respect thereto, and such shares shall resume the status of authorized and unissued shares of Lev Common Stock. In addition, all outstanding options and warrants exercisable or convertible into shares of Fun City capital stock shall, at the Effective Time, by virtue of the Merger and without any action on the part of Fun City, Lev or any holder of any shares of capital stock of Fun City, be converted on a 1:1 basis into options and warrants of Lev, convertible or exercisable into Lev capital stock, as applicable. The Shares shall be fully paid and non-assessable.

At the Effective Time, other than those enumerated above, there shall not be any securities, rights, warrants, options or other instruments of Fun City which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation.

         4. Merger Payment Procedure.

                  (a) Exchange of Certificates. At the Effective Time, the shareholders of Fun City shall surrender all certificates representing all of the capital stock of Fun City, duly endorsed in blank by the shareholders of Fun City or accompanied by blank stock powers, to Lev and, upon receipt of such certificates and stock powers, Lev shall deliver to the shareholders of Fun City certificates representing the number of Shares to be delivered at such time, calculated pursuant to Section 3 hereof and as further set forth on Schedule A. The shareholders of Fun City shall promptly cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to all the capital stock of Fun City or with respect to the stock powers accompanying all the capital stock of Fun City.

                  (b) No Further Ownership Rights. The Shares issued and distributed upon the surrender of certificates representing all the capital stock of Fun City in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the capital stock of Fun City.

         5. Termination. This Agreement may be terminated at any time on or before the Effective Time by agreement of the Boards of Directors of the Constituent Corporations.

         6. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; except that no amendment may be made which decreases the consideration to which the shareholders of Fun City will be entitled pursuant to this Agreement or otherwise materially adversely affects the shareholders of Fun City without the further approval of a majority of the votes cast by the shareholders of Fun City.

         7. Waiver. Any agreement on the part of a party hereto to any extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

         8. Further Assurances. If at any time the Surviving Corporation, or its successors or assigns, shall reasonably consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, each Constituent Corporation and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such action.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.


                                            FUN CITY POPCORN, INC.,
                                            a Nevada corporation


                                            By /s/ Joshua D. Schein
                                               ------------------------------
                                               Name:  Joshua D. Schein, Ph.D.
                                               Title: Chief Executive Officer



                                            LEV PHARMACEUTICALS, INC.,
                                            a Delaware corporation


                                            By /s/ Joshua D. Schein
                                               ------------------------------
                                               Name:  Joshua D. Schein, Ph.D.
                                               Title: Chief Executive Officer

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                            LEV PHARMACEUTICALS, INC.


         ARTICLE FIRST: NAME. The name of the corporation shall be: LEV PHARMACEUTICALS, INC. (the "Corporation").

         ARTICLE SECOND: REGISTERED OFFICE;REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, in the County of New Castle and its registered agent at such address is The Corporation Trust Company.

         ARTICLE THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

         ARTICLE FOURTH: CAPITAL STOCK. The total number of shares of stock which the Corporation is authorized to issue is 220,000,000 shares of which (i) 200,000,000 shares shall be shares designated common stock, par value $.01 per share ("Common Stock") and (ii) 20,000,000 shares shall be designated preferred stock, par value $.01 per share ("Preferred Stock"). A description of the respective classes of stock and a statement of the designations, special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

      A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the terms of this Certificate of Incorporation, as the same may be amended from time to time, the Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the unissued and undesignated shares of Preferred Stock in one or more series and to fix the number of shares and such designations, preferences and relative participating options or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares, and as may be permitted by the General Corporation Law of Delaware. Subject to the terms of this Certificate of Incorporation, as the same may be amended from time to time, the Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series

      B.    Common Stock.

            1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed from time to time with respect of any shares of Preferred Stock.

            2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, as the same may be amended from time to time, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

            3. Dividends. Subject to the preferential rights of the holders of shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in property or in shares of capital stock.

            4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, as the same may be amended from time to time, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, respectively


ARTICLE FIFTH: INCORPORATOR. The name and mailing address of the Sole Incorporator are as follows:

                           Joshua D. Schein
                           Fun City Popcorn, Inc.
                           122 East 42nd Street, Suite 2606
                           New York, NY 10168


ARTICLE SIXTH: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders. (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE SEVENTH: INDEMNIFICATION. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that, the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise. No amendment of this Certificate of Incorporation or repeal of any of its provisions shall apply to or have any effect on the rights of any individual referred to in Article Seventh for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

ARTICLE EIGHTH: MISCELLANEOUS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      A. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      B. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation as of the 14th day of January, 2005.



                                                     ---------------------------
                                                     JOSHUA D. SCHEIN
                                                     SOLE INCORPORATOR

                                                                       EXHIBIT B

                                     BY-LAWS
                                       OF
                            LEV PHARMACEUTICALS, INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICE

Section 1.1. Registered Office. The registered office of Lev Pharmaceuticals, Inc. (the "Corporation") in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, DE 19801

Section 1.2. Registered Agent. The registered agent of the Corporation in the State of Delaware at its registered office is The Corporation Trust Company.

Section 1.3. Other Offices. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the business of the Corporation.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

Section 2.1. Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which they shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may properly be brought before the meeting. If the designated day is a legal holiday, then the annual meeting shall be held on the next succeeding business day.


Section 2.2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called at any time by the Board of Directors or the Chief Executive Officer, and by the Chief Executive Officer upon the written request stating the purposes of any such meeting of the holders of record collectively of not less than fifty-one (51%) percent of the outstanding shares of Stock of the Corporation entitled to vote. Special meetings shall be called by means of a notice as provided in Section 2.4 hereof.

Section 2.3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of each Annual Meeting of Stockholders shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address. In such case the notice intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting to each stockholder entitled to vote at such meeting.

Section 2.5. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice whether before or after the time stated therein for such meeting shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 2.6. Organization of Meetings. The Chairman of the Board, if any, shall act as chairman at all meetings of stockholders at which he is present and, as such chairman, shall call such meetings of stockholders to order and shall preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section to be performed by him at such meeting shall be performed at such meeting by the Chief Executive Officer. If both the Chairman of the Board and the Chief Executive Officer shall be absent, such duties shall be performed by a Vice President designated by the Chief Executive Officer to preside at such meeting. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders but, in his absence, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

Section 2.7. Stockholders Entitled to Vote. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled: (a) to notice of, and to vote at, such meeting and any adjournment thereof; or (b) to express such consent. In such case such stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is so fixed.

Section 2.8. List of Stockholders Entitled to Vote. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.9. Quorum and Adjournment. Except as otherwise provided by law and in the Certificate of Incorporation, the holders of a majority of the shares of Stock entitled to vote at the meeting shall constitute a quorum at each meeting of the stockholders. Where more than one class or series of Stock is entitled to vote at such a meeting, a majority of the shares of each such class or series of Stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of Stock present in person or by proxy may adjourn any meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of an adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.11. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 2.13 hereof, all action by stockholders shall be taken at a meeting of the stockholders. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.7 hereof, who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of Stock entitled to participate in such vote held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of Stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law or by the Certificate of Incorporation, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of Stock present in person or by proxy at the meeting and entitled to vote on the question.

Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

Section 2.13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting, prior notice of such meeting and the vote of the stockholders may be dispensed with and such corporate action may be taken with the written consent of the stockholders of Stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; provided, however, that prompt notice is given to all the stockholders who have not consented of the taking of such corporate action without a meeting and by less than unanimous written consent. Whenever it is intended that action is to be taken by stockholders without a meeting, a form for expressing consent in writing to such action shall be sent to all holders of Stock entitled to vote on such action.

Section 2.14. Attendance at Meetings of Stockholders. Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 3.1. Election and Term. Except as otherwise provided by law or by this
Article III, directors shall be elected at the Annual Meeting of Stockholders and shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify, or until they sooner die, resign, or are removed. Acceptance of the office of director need not be expressed in writing.

Section 3.2. Number. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than one nor more than fifteen. Until so fixed, the number of directors constituting the Board of Directors shall be five. A director need not be a stockholder, citizen of the United States or a resident of the State of Delaware.

Section 3.3. General Powers. The business, properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which, without limiting the generality of the foregoing, shall have the power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees and agents of the Corporation, to make, execute, affix the corporate seal to and deliver contracts and other instruments and documents including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case and to appoint committees in addition to those provided for in Articles IV and V hereof with such powers and duties as the Board of Directors may determine and as provided by law. The membership of such committees shall consist of such persons as are designated by the Board of Directors. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

Section 3.4. Place of Meetings. Meetings of the Board of Directors may be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, from time to time as designated by the Board of Directors.

Section 3.5. First Meeting of New Board. A newly elected Board of Directors shall meet without notice as soon as practicable after each Annual Meeting of Stockholders at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified for special meetings of the Board of Directors in a notice given in the manner provided in Section 3.7 hereof or in a waiver of notice thereof.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.7. Special Meetings; Notice; and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Chairman of the Board or the Chief Executive Officer. Notices of special meetings shall be mailed to each director addressed to him at his residence or usual place of business not later than three (3) days before the day on which the meeting is to be held or shall be sent to him at either of such places by telegraph or shall be communicated to him personally or by telephone, not later than the day before the date fixed for the meeting. Notice of any meeting of the Board of Directors shall not be required to be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat. Any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

Section 3.8. Organization. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 3.8 to be performed by him at such meeting shall be performed by the Chief Executive Officer. If both the Chairman of the Board and the Chief Executive Officer shall be absent, such duties shall be performed by a director designated by the Chief Executive Officer to preside at such meeting. If no such officer or director is present at such meeting, one of the directors present shall be chosen to preside by a majority vote of the members of the Board of Directors present at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

Section 3.9. Quorum and Adjournment. Except as otherwise provided by Section
3.14 hereof and in the Certificate of Incorporation, at every meeting of the Board of Directors, if the number of Directors constituting the Board of Directors is three or more, a majority of the total number of directors shall constitute a quorum and, if the number of Directors constituting the Board of Directors is two or less, the entire Board of Directors shall constitute a quorum. Except as otherwise provided by law, by the Certificate of Incorporation, by Sections 3.14, 4.1, 5.3 or 10.1 hereof, if the number of Directors constituting the Board of Directors is three or more, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors and, if the number of Directors constituting the Board of Directors is two or less, the unanimous vote of all Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. Notice of an adjourned meeting shall be required to be given if notice was required to be given of the meeting as originally called.

Section 3.10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

Section 3.11. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of such proceeding.

Section 3.12. Resignations. Any director may resign at any time by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

Section 3.13. Removal of Directors. Subject to any agreement in writing between the stockholders of the Corporation, any director may be removed with or without cause at any time by action of the holders of record of a majority of the outstanding shares of Stock of the Corporation then entitled to vote at an election of directors at a meeting of holders of such shares. The vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

Section 3.14. Filling of Vacancies. Except as otherwise provided by law, in case of any increase in the number of directors or of any vacancy created by death, resignation, or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 3.9 hereof. Each director so chosen shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualifies or until such director sooner dies, resigns, or is removed.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

Section 4.1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.2. Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE V

                                  THE OFFICERS

Section 5.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, an Executive Vice President, a Chief Financial Officer, a Controller, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board, the Chief Executive Officer, and the Executive Vice President shall be selected from the directors.

Section 5.2. Terms of Office and Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 6.1, 6.3, and 6.4 hereof, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

Section 5.3. Removal of Officers. Any officer may be removed at any time, either with or without cause, by affirmative vote of a majority of the whole Board of Directors at any regular meeting or at any special meeting called for that purpose.

Section 5.4. Resignations. Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other date is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

Section 5.5. Officers Holding More Than One Office. Any officer may hold two or more offices so long as the duties of such offices can be consistently performed by the same person.

Section 5.6. The Chairman of the Board. The Chairman of the Board, if any, shall be a member of the Board of Directors. As provided in Section 2.6 hereof, he shall act as chairman at all meetings of the stockholders at which he is present; as provided in Section 3.8 hereof, he shall preside at all meetings of the Board of Directors at which he is present. He shall also perform such other duties and shall have such other powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his powers may be exercised by the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the powers of the Chairman of the Board may be exercised by such member of the Board of Directors as may be designated by the Chairman of the Board and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Chief Executive Officer.

Section 5.7. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of the business, property and affairs of the Corporation, shall approve all operating expense and capital expenditure budgets and shall formulate recommendations to the Board of Directors for its action and decision. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board, including those duties set forth in Sections 2.6 and 3.8 hereof, shall be performed and his powers may be exercised by the Chief Executive Officer. If neither the Chief Executive Officer nor the Chairman of the Board is available, the duties of the Chief Executive Officer shall be performed and his powers may be exercised by such member of the Board of Directors as may be designated by the Chief Executive Officer and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Chairman of the Board.

Section 5.8. The Vice Presidents. The Vice Presidents, including the Executive Vice President, shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.9. The Secretary. The Secretary shall attend to the giving of notice of each meeting of stockholders, the Board of Directors and committees thereof and, as provided in Sections 2.6 and 3.8 hereof, shall act as secretary at each meeting of stockholders and directors. He shall keep minutes of all proceedings at such meetings as well as of all proceedings at all meetings of such committees of the Board of Directors as any such committee shall direct him to so keep. The Secretary shall have charge of the corporate seal and he or any officer of the Corporation shall have authority to attest to any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

Section 5.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board of Directors or any officer or officers thereunto duly authorized by the Board of Directors shall from time to time direct or approve. In the absence of a Controller, he shall perform all duties appertaining to the office of Controller of the Corporation. He shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board or Chief Executive Officer shall perform his duties.

Section 5.11. The Controller. The Controller shall prepare and have the care and custody of the books of account of the Corporation. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation. He shall render a statement of his accounts whenever the Board of Directors shall require. He shall generally perform all the duties usually appertaining to the office of controller of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

Section 5.12. Additional Powers and Duties. In addition to the foregoing specifically enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine or as may be assigned to them by any superior officer.

                                   ARTICLE VI

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

Section 6.1. Transactions with Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the stockholders or the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE VII

                          STOCK AND TRANSFERS OF STOCK

Section 7.1. Stock Certificates. The Stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one the Chairman of the Board, the Chief Executive Officer or a Vice President and the other the Secretary or an Assistant Secretary. Any or all of the signatures may be a facsimile. Such certificates shall be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Certificates representing the Stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 7.2. Registration of Transfers of Stock. Registration of a transfer of Stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully authorized in writing, upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

Section 7.3. Lost Certificates. In case any certificate representing Stock shall be lost, stolen or destroyed, the Board of Directors in its discretion or any officer or officers thereunto duly authorized by the Board of Directors may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, in each such case the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation evidence which the Corporation determines in its discretion satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4. Determination of Stockholders of Record for Certain Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days prior to any such action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.3. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents of Corporation and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or as may be prescribed by any officer or officers or any officer and agent jointly thereunto duly authorized by the Board of Directors.

Section 8.4. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

Section 8.5. References to Gender. Whenever in the By-Laws reference is made to the masculine gender, such reference shall where the context so requires be deemed to include the feminine gender, and the By-Laws shall be read accordingly.

Section 8.6. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation as the same may from time to time be amended. Whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation as the same may from time to time be amended.

                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1. Indemnification. The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or, at the Corporation's request, a director or officer of another corporation, provided, however, that the Corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the Corporation. The indemnification provided for in this Article IX shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article IX shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

          Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he/she is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its stockholders.

          The foregoing provisions of this Article IX shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

          The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he/she, his/her testator or intestate, is or was an officer or employee of the Corporation.

         To assure indemnification under this Article IX of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article IX, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his/her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participant's or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."


                                    ARTICLE X

                                   AMENDMENTS

Section 10.1. Amendments. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the By-Laws may be altered, amended or repealed from time to time by the Board of Directors by affirmative vote of a majority of the whole Board of Directors. The By-Laws may be altered, amended or repealed at any annual or special meeting of stockholders. Notice of such proposed alteration, amendment or repeal setting forth the substance or text thereof shall be included in the notice of any meeting of the Board of Directors or stockholders called to consider any such alteration, amendment or repeal.

                                                                    ATTACHMENT B

                                   CHAPTER 92A
                        MERGERS AND EXCHANGES OF INTEREST
                           RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited- liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a party:

            (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

            (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                  (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                  (I) The surviving or acquiring entity; or

                  (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                   (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph
                  (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand Payment

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly

2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest

         (b) A statement of the subject corporation's estimate of the fair value of shares .

         (c ) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under NRS 92.A480: and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.